Exhibit 2.1

                   AMENDED AND RESTATED ARRANGEMENT AGREEMENT

                            made as of March 9, 1998

                                     Between

                                   AVENOR INC.

                                       and

                              BOWATER INCORPORATED



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                              ARRANGEMENT AGREEMENT

     THIS AMENDED AND RESTATED AGREEMENT made as of the 9th day of March, 1998,

B E T W E E N:

                 AVENOR INC.,
                 a corporation existing under the laws of Canada,

                 (hereinafter called "Avenor"),

                                                    OF THE FIRST PART,

                          -- and --

                 BOWATER INCORPORATED,
                 a corporation existing under the laws of the State of Delaware,

                 (hereinafter called "Bowater"),

                                                             OF THE SECOND PART.

     WHEREAS Avenor and Bowater wish to propose an arrangement involving Avenor and Bowater and the shareholders of Avenor and Bowater;

     AND WHEREAS the parties hereto intend to carry out the transactions contemplated herein by way of an arrangement under the provisions of the Canada Business Corporations Act;

     AND WHEREAS the parties hereto have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to such arrangement;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereto hereby covenant and agree as follows:

                                    ARTICLE 1

                                 INTERPRETATION

1.1  Definitions

     In this Agreement, unless the context otherwise requires:



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     "Acquisition Proposal" means any merger, amalgamation,  take-over bid, sale
of  material  assets  (or  any  lease,   long-term  supply  agreement  or  other
arrangement having the same economic effect as a sale), any material sale of shares or rights or interests therein or thereto or similar transactions involving Avenor or Bowater or any Material Subsidiaries of Avenor or Bowater, or a proposal to do so, excluding the Arrangement and the transactions permitted pursuant to Section 5.2;

     "Arrangement" means the arrangement involving Avenor and its shareholders under the provisions of Section 192 of the CBCA, on the terms and conditions set forth in the Plan of Arrangement;

     "Articles of Arrangement" means the articles of arrangement of Avenor in respect of the Arrangement required by the CBCA to be sent to the Director after the Final Order is made;

     "Avenor Common Shareholders" means the holders of Avenor Common Shares;

     "Avenor Common Shares" means the common shares of Avenor;

     "Avenor Convertible Debentures" means the 7.5% Convertible Unsecured Subordinated Debentures due 2004 of Avenor;

     "Avenor Exchangeable Shares" means the shares issued by Avenor (or, at the election of Bowater in accordance with Section 7.2, a Subsidiary of Bowater the common shares of which are held directly or indirectly by Bowater) in connection with the Arrangement that are exchangeable for Bowater Common Shares;

     "Avenor Meeting" means such meetings of Avenor Shareholders as are required to be held in accordance with the Interim Order;

     "Avenor Partially Owned Entity" means the Ponderay Newsprint Company;

     "Bowater Common Shareholders" means the holders of Bowater Common Shares;

     "Bowater Common Shares" means the shares of common stock, U.S.$1.00 par value per share, of Bowater;

     "Bowater Meeting" means such meetings of Bowater Common Shareholders as are required to be held in accordance with this Agreement;

     "Bowater Resolution" means the resolution to be voted on at the Bowater Meeting by the Bowater Common Shareholders approving of the issuance of stock in connection with the Arrangement and the transactions contemplated by this Agreement including, if applicable, an amendment to Bowater's Restated Certificate of Incorporation;

     "business day" means any day, other than a Saturday, a Sunday and a statutory holiday in Toronto, Ontario, Montreal, Quebec or New York City, New York;

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     "CBCA" means the Canada Business  Corporations Act, R.S.C. 1985, c. C-44,
as amended;

     "Confidentiality Agreement" means the Confidentiality Agreement dated as of April 10, 1997 between Avenor and Bowater;

     "Court" means the Ontario Court of Justice (General Division);

     "Debt Ratio" has the meaning ascribed thereto in Schedule D hereto;

     "Director" means the Director appointed pursuant to Section 260 of the CBCA;

     "Dissent Rights" means the rights of dissent of the holders of Avenor Common Shares in respect of the Arrangement described in Section 3.1 in the Plan of Arrangement;

     "Effective Date" means the date stamped upon the Articles of Arrangement filed with the Director;

     "Encumbrance" includes, without limitation, any mortgage, pledge, assignment, charge, lien, security interest, adverse interest in property, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

     "Environmental  Approvals"  means  all  permits,  certificates,   licences,
authorizations, consents, instructions, registrations, directions or approvals issued or required by Governmental Entities pursuant to Environmental Laws;

     "Environmental Laws" means all applicable Laws, including applicable common laws, relating to the protection of the environment and employee and public health and safety;

     "Exchange   Ratio"  has  the  meaning  ascribed  thereto  in  the  Plan  of
Arrangement;

     "Final Order" means the order of the Court approving the Arrangement, as such order may be amended at any time prior to the Effective Date or, if appealed, then unless such appeal is withdrawn or denied, as affirmed;

     "Governmental Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

     "Hazardous Substance" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Environmental Law;

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     "HSR Act" means the Hart-Scott-Rodino  Antitrust  Improvements Act of 1976,
as amended, of the United States of America;

     "Interim Order" means the interim order of the Court, as the same may be amended, pursuant to subsection 192(4) of the CBCA containing declarations and directions in respect of Avenor under the CBCA with respect to the Arrangement;

     "Joint Proxy Circular" means the information circular and proxy statement prepared by Avenor and Bowater for the Avenor Meeting and the Bowater Meeting;

     "Laws" means all laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Governmental Entity;

     "material adverse change" or "material adverse effect" means, when used in connection with Avenor or Bowater, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of such Party and its Subsidiaries taken as a whole other than any change, effect, event or occurrence relating to (i) the Canadian or United States economy or securities markets in general, (ii) any change in the trading price of the Avenor Common Shares or Bowater Common Shares, respectively, immediately following and reasonably attributable to the announcement of this Agreement and the transactions contemplated hereby, or (iii) the forest products industry in general (including commodity prices), and not specifically relating to Avenor or Bowater or their respective Subsidiaries, respectively;

     "Material Subsidiary", in respect of a Party, means a Subsidiary of that Party the total assets of which would have constituted more than 10% of the consolidated assets of that Party or the total revenues of which would have constituted more than 10% of the consolidated revenues of that Party, in each case as set out in the financial statements for the year ended December 31, 1997, and for Avenor includes Avenor Maritimes Inc.;

     "Parties" means Avenor and Bowater; and "Party" means either one of them;

     "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule A annexed hereto and any amendment or variation thereto made in accordance with Section 6.1 of the Plan of Arrangement or
Section 7.1 hereof;

     "SEC" means the United States Securities and Exchange Commission;

     "Subsidiary" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a Subsidiary;

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provided,  however,  that, subject to Section 1.6,  "Subsidiary" for purposes of
Avenor shall include the Avenor Partially Owned Entity;

     "Tax Act" means the Income Tax Act (Canada);

     "Tax Returns" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes; and

     "Taxes" has the meaning ascribed thereto in Section 15 of Schedule B.

1.2  Interpretation Not Affected by Heading

     The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

1.3  Article References

     Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.4  Number and Gender

     In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa; words importing gender shall include all genders; and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof).

1.5  Date for Any Action

     If the date on which any action is required to be taken hereunder by any Party is not a business day, such action shall be required to be taken on the next succeeding day which is a business day in such place.

1.6  Avenor Partially Owned Entity

     Notwithstanding any other provisions hereof, the representations and warranties given hereunder with respect to the Avenor Partially Owned Entity or its Subsidiaries (by incorporation in the definition of Subsidiaries) included in Schedule B, are given by Avenor to the best of its knowledge only, based on inquiry of the management and employees of Avenor or its Subsidiaries (excluding the Avenor Partially Owned Entity or its Subsidiaries) but without inquiry of the management or employees of the Avenor Partially Owned Entity or its Subsidiaries, except for the representations and warranties given respecting Avenor's direct or indirect ownership of such Avenor

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Partially  Owned  Entity.  Covenants  given by Avenor  which refer to any of the
Subsidiaries shall not extend to the Avenor Partially Owned Entity; provided, however, that if an issue relating to the Avenor Partially Owned Entity arises, which issue would be the subject matter of any of the covenants contained in this Agreement but for the fact that the covenants do not extend to the Avenor Partially Owned Entity, Avenor shall vote its voting interests in the Avenor Partially Owned Entity in respect of such issue consistent with complying with the relevant covenant as though such covenant did extend to the Avenor Partially Owned Entity. Avenor shall also exercise any other influence in the Avenor Partially Owned Entity in a manner consistent with complying with the relevant covenant as though such covenant did extend to the Avenor Partially Owned Entity, subject to any applicable fiduciary duties or contractual obligations, other than hereunder. To the extent any representations, warranties, covenants or agreements contained herein relate, directly or indirectly, to a Subsidiary of any Party, other than the Avenor Partially Owned Entity, each such provision shall be construed as a covenant by such Party to cause (to the fullest extent to which it is legally capable) such Subsidiary to perform the required action.

1.7  Currency

     Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada.

1.8  Schedules

     Schedules A, B, C and D annexed to this Agreement, being the Plan of Arrangement (including the provisions attaching to the Avenor Exchangeable
Shares), and the representations and warranties of Avenor and Bowater and certain definitions, respectively, are incorporated by reference into this Agreement and form part hereof.

1.9  Accounting Matters

     Unless otherwise stated, all accounting terms used in this Agreement in respect of Avenor shall have the meanings attributable thereto under Canadian generally accepted accounting principles and all determinations of an accounting nature in respect of Avenor required to be made shall be made in a manner consistent with Canadian generally accepted accounting principles. Unless otherwise stated, all accounting terms used in this Agreement in respect of Bowater shall have the meanings attributable thereto under United States generally accepted accounting principles and all determinations of an accounting nature required to be made in respect of Bowater shall be made in a manner consistent with United States generally accepted accounting principles.

1.10  Material

     The terms "material" and "materially" shall, when used in this Agreement, be construed, measured or assessed on the basis of whether the matter would materially affect a Party and its Subsidiaries taken as a whole or would significantly impede the ability to complete the Arrangement in accordance with this Agreement.


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1.11  Disclosure in Writing

     The phrases "except as previously disclosed in writing" and "except as disclosed in writing" and similar expressions used in this Agreement shall be construed for all purposes of this Agreement as referring to a disclosure letter prepared by each Party and delivered to the other contemporaneously with the execution and delivery of this Agreement. Disclosure by a Party in any particular schedule or exhibit of such disclosure letter will be deemed to be disclosure of the information for purposes of this Agreement.

                                    ARTICLE 2

                                 THE ARRANGEMENT

2.1  Arrangement

     (a) As soon as reasonably practicable, Avenor shall apply to the Court pursuant to section 192 of the CBCA for an order approving the Arrangement and, in connection with such application, Avenor shall:

          (i) file, proceed with and diligently prosecute an application for an Interim Order providing for, among other things, the calling and holding of the Avenor Meeting for the purpose of considering and, if deemed advisable, approving the Arrangement, which meeting shall be held on the same date and at the same time, if practicable, or as near as may be, as the Bowater Meeting; and

          (ii) subject to obtaining the approvals as contemplated in the Interim Order and as may be directed by the Court in the Interim Order, take all steps necessary or desirable to submit the Arrangement to the Court and apply for the Final Order, and, subject to the fulfilment or waiver of the conditions set forth in Article 6, Avenor shall deliver Articles of Arrangement to the Director and such other documents as may be required to give effect to the Arrangement as soon as reasonably practicable.

     (b) The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, provide as follows:

          (i) the authorized share capital of Avenor or the Subsidiary of Bowater, as the case may be, shall be increased or modified by the creation of an unlimited number of Avenor Exchangeable Shares having the rights, privileges, restrictions and conditions described in the Plan of Arrangement;


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          (ii) each  shareholder of Avenor (other than  shareholders who validly exercise Dissent Rights and who are ultimately entitled to be paid the fair value of the Avenor Common Shares held by them) shall be entitled to receive $35 for each Avenor Common Share held, which shall be payable in cash, Avenor Exchangeable Shares or Bowater Common Shares, or a combination thereof, on the terms and subject to the limitations and conditions set out in the Plan of Arrangement; and

         (iii) Bowater shall become the holder, directly or indirectly, of all of the issued and outstanding Avenor Common Shares (other than those Avenor Common Shares held by Avenor Common Shareholders who have exercised Dissent Rights).

2.2  Effective Date

     The Arrangement shall become effective on the Effective Date and the steps to be carried out pursuant to the Arrangement shall become effective on the Effective Date in the order set out in the Plan of Arrangement.

2.3  Avenor Approval

     (a) Avenor represents as of the date hereof that its directors have determined unanimously that:

          (i) the Arrangement is fair to its shareholders and is in the best interests of Avenor; and

          (ii) its Board of Directors will recommend that its shareholders vote in favour of the Arrangement;

     (b) Avenor represents as of the date hereof that its Board of Directors has received an opinion from RBC Dominion Securities Inc., the financial advisor to Avenor, that the Arrangement is fair from a financial point of view to the Avenor Common Shareholders; and

     (c) Avenor represents as of the date hereof that its directors have advised it that they intend to vote the Avenor Common Shares held by them in favour of the Arrangement and will, accordingly, so represent in the Joint Proxy Circular.

2.4  Bowater Approval

     (a) Bowater represents as of the date hereof that its directors have determined unanimously that:


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          (i)  its Board of Directors will recommend that its shareholders  vote in favour of the Bowater Resolution at the Bowater Meeting; and

          (ii) this Agreement is in the best interests of Bowater;

     (b) Bowater represents as of the date hereof that its Board of Directors has received opinions from TD Securities Inc. and Goldman, Sachs & Co., the financial advisors to Bowater, that the transactions contemplated by this Agreement are fair from a financial point of view to Bowater; and

     (c) Bowater represents as of the date hereof that its directors have advised it that they intend to vote the Bowater Common Shares held by them in favour of the Bowater Resolution and will, accordingly, so represent in the Joint Proxy Circular.

2.5  Shareholder Rights Plan

     Avenor covenants and represents that its Board of Directors has resolved to take all action necessary in order to ensure that the Separation Time (as defined in the Avenor Shareholder Rights Plan Agreement dated October 20, 1995) does not occur in connection with this Agreement or the Arrangement, and to recommend to the Avenor Common Shareholders that they approve such resolutions and take such actions as may be necessary in order to waive the application of the Avenor Shareholder Rights Plan Agreement to this Agreement and to the Arrangement effective immediately prior to the Effective Date and covenants to take all action necessary pursuant to the Avenor Shareholder Rights Plan Agreement to seek such waiver.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF AVENOR

3.1  Representations

     Avenor hereby makes to Bowater the representations and warranties as set forth in Schedule B to this Agreement and acknowledges that Bowater is relying upon those representations and warranties in connection with entering into this Agreement.

3.2  Investigation

     Any investigation by Bowater and its advisors shall not mitigate, diminish or affect the representations and warranties of Avenor pursuant to this Agreement.

3.3  Survival of Representations and Warranties


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     The  representations  and warranties of Avenor  contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated and extinguished on the Effective Date.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BOWATER

4.1  Representations

     Bowater hereby makes to Avenor the representations and warranties as set forth in Schedule C to this Agreement and acknowledges that Avenor is relying upon those representations and warranties in connection with entering into this Agreement.

4.2  Investigation

     Any investigation by Avenor and its advisors shall not mitigate, diminish or affect the representations and warranties of Bowater pursuant to this Agreement.

4.3  Survival of Representations and Warranties

     The representations and warranties of Bowater contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated and extinguished on the Effective Date.

                                    ARTICLE 5

                                    COVENANTS

5.1  Consultation

     The Parties agree to consult with each other in issuing any press releases or otherwise making public statements with respect to this Agreement or the Arrangement and in making any filings with any federal, provincial or state governmental or regulatory agency or with any securities exchange with respect thereto. Each Party shall use its commercially reasonable efforts to enable the other Party to review and comment on all such press releases and filings prior to release thereof. The Parties agree to issue jointly a press release with respect to this Agreement as soon as practicable, in a form acceptable to each Party, and each Party agrees to file a copy of this Agreement with applicable regulatory authorities.

5.2  Covenants of Avenor


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     Avenor covenants and agrees that,  except as contemplated in this Agreement or the Arrangement, until the Effective Date or the day upon which this Agreement is terminated, whichever is earlier:

     (a) in a timely and expeditious manner, it will file, proceed with and diligently prosecute an application to the Court for the Interim Order; provided, however, that notwithstanding the foregoing the Parties agree to consult regarding, as soon as possible, seeking the Interim Order and mailing the Joint Proxy Circular earlier than as required hereby;

     (b)  in a timely and expeditious manner it will:

          (i) forthwith carry out such terms of the Interim Order as are required under the terms thereof to be done by Avenor;

          (ii) prepare, in consultation with Bowater, and file a Joint Proxy Circular with respect to the Avenor Meeting and the Bowater Meeting in all jurisdictions where the same is required to be filed and mail the same as ordered by the Interim Order and in accordance with all applicable Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable Laws on the date of mailing thereof and containing full, true and plain disclosure of all material facts relating to the Arrangement and Avenor and not containing any misrepresentation (as defined under applicable securities laws) with respect thereto;

         (iii) convene the Avenor Meeting on a date agreed to by the Parties which shall be no later than September 30, 1998 and distribute copies of this Agreement (or a written summary thereof prepared by Avenor in form and substance reasonably satisfactory to Bowater), in each case as ordered by the Interim Order;

          (iv) provide notice to Bowater of the Avenor Meeting and allow Bowater's representatives to attend the Avenor Meeting unless such attendance is prohibited by the Interim Order; and

          (v) conduct the Avenor Meeting in accordance with the Interim Order, the by-laws of Avenor and any instrument governing such meeting, as applicable, and as otherwise required by applicable Laws;

     (c) in a timely and expeditious manner, it will prepare (in consultation with Bowater) and file any mutually agreed (or otherwise required by applicable Laws) amendments or supplements to the Joint Proxy Circular with respect to the Avenor Meeting and mail the same as required by the Interim Order and in accordance with all applicable Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable legal requirements on the date of mailing thereof;

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     (d)  subject to the approval of the  Arrangement  at the Avenor  Meeting in accordance with the provisions of the Interim Order, it will forthwith file, proceed with and diligently prosecute an application for the Final Order;

     (e) it will forthwith carry out the terms of the Interim Order and the Final Order and, subject to the receipt of the Final Order, the satisfaction of the conditions precedent in favour of Avenor and the receipt of the written confirmation of Bowater that the conditions precedent in favour of Bowater have been satisfied, file Articles of Arrangement and the Final Order with the Director in order for the Arrangement to become effective;

     (f) except for proxies and other non-substantive communications, it will furnish promptly to Bowater a copy of each notice, report, schedule or other document or communication delivered, filed or received by Avenor in connection with the Arrangement or the Interim Order, the Avenor Meeting or any other meeting of Avenor security holders or class of security holders which all such holders, as the case may be, are entitled to attend, any filings under applicable Laws and any dealings with regulatory agencies in connection with, or in any way affecting, the transactions contemplated herein;

     (g) in a timely and expeditious manner, it will provide to Bowater all information as may be reasonably requested by Bowater or as required by the Interim Order or applicable Laws with respect to Avenor and its Subsidiaries and their respective businesses and properties for inclusion in the Joint Proxy Circular with respect to the Bowater Meeting or in any amendments or supplements to such Joint Proxy Circular complying in all material respects with all applicable legal requirements on the date of mailing thereof and containing full, true and plain disclosure of all material facts relating to Avenor and not containing any misrepresentation (as defined under applicable securities laws) with respect thereto;

     (h) it will prepare and file with all applicable securities commissions or similar securities regulatory authorities of Canada and the United States all necessary applications to seek exemptions, if required, from the prospectus, registration and other requirements of the applicable securities laws of Canada and the United States for the issue by Avenor or the Subsidiary of Bowater, as the case may be, of Avenor Exchangeable Shares and the issue by Bowater of Bowater Common Shares pursuant to the Arrangement and the resale of such shares (other than by control persons and subject to requirements of general application);

     (i) except as previously disclosed in writing to Bowater, it shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses only in, and not take any action except in, the usual, ordinary and regular course of business and consistent with past practice;

     (j) except as previously disclosed in writing to Bowater, it shall not, without the prior written consent of Bowater, which consent shall not be unreasonably withheld, directly or indirectly do or permit to occur any of the following:

          (i) issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber (or permit any of its Subsidiaries to issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber):

               (A) any shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of it or any of its Subsidiaries, other than (I) the issue of Avenor Common Shares on the exercise of Avenor Convertible Debentures; or (II) pursuant to the exercise of stock options (whether vested or unvested) currently outstanding or under existing share issuance plans in accordance with their current terms;

               (B) except in the usual, ordinary and regular course of business and consistent with past practice, any assets of it or any of its Material Subsidiaries;

          (ii) amend or propose to amend its articles or by-laws or those of any of its Material Subsidiaries;

         (iii) split, combine or reclassify any of its outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to its shares (other than regular quarterly dividends in respect of its common shares, in amounts consistent with past practice);

          (iv) redeem, purchase or offer to purchase (or permit any of its Material Subsidiaries to redeem, purchase or offer to purchase) any shares or other securities of it or any of its Material Subsidiaries, unless otherwise required by the terms of such securities;

          (v) reorganize, amalgamate or merge it or any of its Material Subsidiaries with any other person, corporation, partnership or other business organization whatsoever;

          (vi) acquire or agree to acquire any person, corporation, partnership, joint venture or other business organization or division or acquire or agree to acquire any assets, which, in each case are, individually or in the aggregate, material;

         (vii) except in the usual, ordinary and regular course of business and consistent with past practice: (A) satisfy or settle any claims or liabilities, except such as have been reserved against in its financial statements delivered to Bowater, which are, individually or in the aggregate, material; (B) relinquish any contractual rights which are, individually or in the aggregate, material; or (C) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments;

        (viii) except for the purpose of the renewal of or the replacement of existing credit facilities, incur or commit to provide guarantees, incur any indebtedness for borrowed money or issue any amount of debt securities, which are, individually or in the aggregate, material;

          (ix) incur or commit to capital expenditures prior to the Effective Date, individually or in the aggregate, exceeding $50 million;

          (x) make any changes to its existing accounting practices or make any material tax election;

     (k) without the prior written consent of Bowater, which consent shall not be unreasonably withheld, it shall not, and shall cause each of its Subsidiaries to not:

          (i) other than as previously disclosed in writing to Bowater or in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, enter into or modify any employment, severance, collective bargaining or similar agreements, policies or arrangements with, or grant any bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to, or make any loan to, any officers or directors of it; or

          (ii) other than as previously disclosed in writing to Bowater or in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, in the case of employees who are not officers or directors, take any action with respect to the entering into or modifying of any employment, severance, collective bargaining or similar agreements, policies or arrangements or with respect to the grant of any bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay or any other form of compensation or profit sharing or with respect to any increase of benefits payable;

               provided that the foregoing shall not prevent Avenor from taking such action that is reasonably necessary so that the condition relating to the exercise or termination of stock options referred to in Section 6.3(f) can be fulfilled. In such regard, Avenor agrees to keep Bowater informed as to the arrangements which Avenor believes are necessary to fulfill such condition in
               Section 6.3(f) so that Bowater can participate in the decisions made by Avenor;

     (l) it shall use its reasonable commercial efforts (or cause each of its Subsidiaries to use reasonable commercial efforts) to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect and, at or prior to the Effective Date, to acquire insurance through a "discovery" endorsement which protects directors and officers of Avenor (including former directors and officers) if requested by Bowater and on such terms as approved by Bowater;

     (m)  it shall:

          (i) use its reasonable commercial efforts, and cause each of its Subsidiaries to use its reasonable commercial efforts, to preserve intact its business organizations and goodwill, to maintain satisfactory relationships with suppliers, agents, distributors, customers and others having business relationships with it or its Subsidiaries;

          (ii) not take any action, or permit any of its Subsidiaries to take any action, that would interfere with or be inconsistent with the completion of the transactions contemplated hereunder or would render, or that reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to the Effective Date if then made; and

         (iii) promptly notify Bowater of any material adverse change, or any change which could reasonably be expected to become a material adverse change, in respect of its or any of its Subsidiaries' businesses or in the operation of its or any of its Subsidiaries' businesses or in the operation of its or any of its Subsidiaries' properties, and of any material Governmental Entity or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated);

     (n) it shall not and shall cause its Subsidiaries not to settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date without the prior written consent of Bowater, such consent not to be unreasonably withheld;

     (o) except in the usual, ordinary and regular course of business and consistent with past practice, or except as previously disclosed in writing to Bowater or as required by applicable Laws, it and its Subsidiaries shall not enter into or modify in any material respect any contract, agreement, commitment or arrangement which new contract or series of related new contracts or modification to an existing contract or series of related existing contracts would be material to Avenor or which would have a material adverse effect on Avenor;

     (p) it shall use all commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in Article 6 to the extent the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Arrangement and the transactions contemplated by this Agreement, including using its commercially reasonable efforts to:

          (i) obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

          (ii) obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable Law;

         (iii) effect all necessary registrations and filings and submissions of information requested by Governmental Entities required to be effected by it in connection with the Arrangement and the transactions contemplated by this Agreement, participate and appear in any proceedings of either Party before Governmental Entities;

          (iv) oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the transactions contemplated hereby or by the Arrangement;

          (v) fulfill all conditions and satisfy all provisions of this Agreement and the Arrangement; and

          (vi) cooperate with Bowater in connection with the performance by it of its obligations hereunder;

     (q) it shall not take any action, refrain from taking any action (subject to its commercially reasonable efforts), or permit any action to be taken or not taken, inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Arrangement, provided that where Avenor is required to take any such action or refrain from taking such action (subject to its commercially reasonable efforts) as a result of this Agreement, Avenor shall immediately notify Bowater in writing of such circumstances;

     (r) it will, in all material respects, conduct itself so as to keep Bowater fully informed as to the material decisions or actions required or required to be made with respect to the operation of its business; provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver could not be obtained or is in respect of customer-specific competitively sensitive information relating to areas or projects where Avenor and Bowater are competitors;

     (s) it shall make, or cooperate as necessary in the making of, all other necessary filings and applications under all applicable Laws required in connection with the transactions contemplated herein and take all reasonable action necessary to be in compliance with such Laws;

     (t) it shall use its reasonable commercial efforts to conduct its affairs and shall cause its Subsidiaries to conduct their affairs so that all of its representations and warranties contained herein shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date; and

     (u) it will not allow the Debt Ratio to exceed 70% so that the condition referred to in Section 6.3(e) can be fulfilled.

5.3  Covenants of Bowater

     Bowater covenants and agrees that, except as contemplated by this Agreement, the Arrangement and transactions (including financing transactions) necessary to implement the Arrangement, until the Effective Date or the day upon which this Agreement is terminated, whichever is earlier:

     (a) except as previously disclosed in writing to Avenor, it shall, and shall cause each of its Subsidiaries to, refrain from entering into any transaction or making any other decision which would result in a material adverse change in Bowater;

     (b) it shall take all such steps and do all such acts and things, including without limitation, making or causing to be made cash payments and issuing Bowater Common Shares, as are specified in the Plan of Arrangement and the Final Order to be taken or done by Bowater;

     (c)  except as previously  disclosed in writing to Avenor or as required by
          (f) below, it shall not amend or propose to amend its Restated Certificate of Incorporation;

     (d) except as previously disclosed in writing to Avenor, it shall not split, combine or reclassify any of its outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to its shares (other than regular quarterly dividends in respect of its common shares, in amounts consistent with past practice, and dividends provided for pursuant to the provisions of its preferred shares);

     (e) it shall use all commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in Article 6 to the extent the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Arrangement and the transactions contemplated by this Agreement, including using its commercially reasonable efforts to:

          (i) obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

          (ii) obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable Law;

         (iii) effect all necessary registrations and filings and submissions of information requested by Governmental Entities required to be effected by it in connection with the Arrangement and the transactions contemplated by this Agreement and participate, and appear in any proceedings of, either Party before Governmental Entities;

          (iv) oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the transactions contemplated hereby or by the Arrangement;

          (v)  fulfill  all   conditions   precedent  to  Avenor's   obligations
               hereunder and satisfy all provisions of this Agreement and the Arrangement applicable to it; and

          (vi) cooperate with Avenor in connection with the performance by it of its obligations hereunder;

     (f)  it shall:

          (i) create one share of special voting stock of Bowater (including if necessary by filing amendments to its Restated Certificate of Incorporation), which entitles the holder of record to a number of votes at meetings of holders of Bowater Common Shares equal to the number of Avenor Exchangeable Shares outstanding from time to time; and

          (ii) authorize Bowater Common Shares to be issued in the Arrangement and a sufficient number of Bowater Common Shares so that the retraction and exchange rights attached to the Avenor Exchangeable Shares may be honoured;

     (g) it shall not take any action, refrain from taking any action (subject to its commercially reasonable efforts), or permit any action to be taken or not taken, inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Arrangement, provided that where Bowater is required to take any such action or refrain from taking such action as a result of this Agreement, Bowater shall immediately notify Avenor in writing of such circumstances;

     (h)  in a timely and expeditious manner it shall:

          (i) forthwith carry out such terms of the Interim Order, as are required under the terms thereof to be done by Bowater;

          (ii) prepare, in consultation with Avenor, and file the Joint Proxy Circular with respect to the Avenor Meeting and the Bowater Meeting in all jurisdictions where the same is required to be filed and mail the same in accordance with all applicable Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable Laws on the date of mailing thereof and containing full, true and plain disclosure of all material facts relating to the Arrangement and Bowater and not containing any misrepresentation (as defined under such applicable securities laws) with respect thereto;

         (iii) convene the Bowater Meeting on a date agreed to by the Parties which shall be no later than September 30, 1998, and distribute copies of this Agreement (or a written summary thereof prepared by Bowater in form and substance reasonably satisfactory to Avenor);

          (iv) provide notice to Avenor of the Bowater Meeting and allow Avenor's representatives to attend the Bowater Meeting; and

          (v) conduct the Bowater Meeting in accordance with the by-laws of Bowater and any instrument governing such meeting, as applicable, and as otherwise required by applicable Laws;

     (i) in a timely and expeditious manner it shall, prepare (in consultation with Avenor) and file any mutually agreed (or otherwise required by applicable Laws) amendments or supplements to the Joint Proxy Circular with respect to the Bowater Meeting and mail the same as required by the Interim Order and in accordance with all applicable Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable Laws on the date of mailing thereof;

     (j) except for proxies and other non-substantive communications, it shall furnish promptly to Avenor a copy of each notice, report, schedule or other document or communication delivered, filed or received by Bowater in connection with the Arrangement or the Interim Order, the Bowater Meeting or any other meeting of

          Bowater security holders or class of security holders which all such holders, as the case may be, are entitled to attend, any filings under applicable Laws and any dealings with regulatory agencies in connection with, or in any way affecting, the transactions contemplated herein;

     (k) in a timely and expeditious manner, it shall provide to Avenor all information as may be reasonably requested by Avenor or as required by the Interim Order or applicable Laws with respect to Bowater and its Subsidiaries and their respective businesses and properties for inclusion in the Joint Proxy Circular with respect to the Avenor Meeting or in any amendments or supplements to such Joint Proxy Circular complying in all material respects with all applicable Laws on the date of mailing thereof and containing full, true and plain disclosure of all material facts relating to Bowater and not containing any misrepresentation (as defined under applicable securities laws) with respect thereto;

     (l) assist and cooperate in the preparation and filing with all applicable securities commissions or similar securities regulatory authorities of Canada and the United States of all necessary applications to seek exemptions, if required, from the prospectus, registration and other requirements of the applicable securities laws of Canada and the United States for the issue by Avenor or the Subsidiary of Bowater, as the case may be, of Avenor Exchangeable Shares and the issue by Bowater of Bowater Common Shares pursuant to the Arrangement and the resale of such shares (other than by control persons and subject to requirements of general application); and

     (m) forthwith carry out such terms of the Final Order required under the terms thereof to be done by Bowater.

5.4  Covenants Regarding Non-Solicitation

     (a) Avenor shall not, directly or indirectly, through any officer, director, employee, representative or agent of Avenor or any of its Subsidiaries, solicit, initiate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal, participate in any discussions or negotiations regarding any Acquisition Proposal, withdraw or modify in a manner adverse to Bowater the approval of the Board of Directors of Avenor of the transactions contemplated hereby, approve or recommend any Acquisition Proposal or cause Avenor to enter into any agreement related to any Acquisition Proposal; provided, however, that subject to Section 5.5 but notwithstanding the preceding part of this Section 5.4(a) and any other provision of this Agreement, nothing shall prevent the Board of Directors of Avenor from considering, negotiating, approving, recommending to its shareholders or entering into an agreement in respect of an unsolicited bona fide written Acquisition Proposal that the Board of Directors of Avenor determines in good faith, after consultation with financial advisors and after receiving an opinion of outside counsel to the effect that the Board of Directors of Avenor is required to take such action in order to discharge properly its fiduciary duties, would, if consummated in accordance with its terms, result in a transaction more favourable to Avenor's shareholders than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal");

     (b) Bowater shall not, directly or indirectly, through any officer, director, employee, representative or agent of Bowater or any of its Subsidiaries, solicit, initiate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal; provided, however, that notwithstanding any other provision of this Agreement, nothing shall prevent the Board of Directors of Bowater from considering, negotiating, approving, recommending to its shareholders or entering into an agreement in respect of an unsolicited bona fide written Acquisition Proposal if the Board of Directors of Bowater determines in good faith, after consultation with financial advisors and after receiving an opinion of outside counsel, that it is required to do so in order to discharge properly its fiduciary duties;

     (c) Each Party shall promptly notify the other Party of any current Acquisition Proposals or of any future Acquisition Proposal of which directors or senior officers become aware, or any amendments to the foregoing, or any request for non-public information relating to such Party or any Material Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of such Party or any Material Subsidiary by any person or entity that informs such Party or such Material Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice shall include a description of the material terms and conditions of any proposal and provide such details of the proposal, inquiry or contact as the other Party may reasonably request including the identity of the person making such proposal, inquiry or contact;

     (d) If Avenor receives a request for material non-public information from a person who proposes a bona fide Acquisition Proposal in respect of Avenor (the existence and content of which have been disclosed to Bowater), and the Board of Directors of Avenor determines that such proposal would be a Superior Proposal pursuant to Section 5.4(a) having received the advice referred to therein, then, and only in such case, the Board of Directors of Avenor may, subject to the execution of a confidentiality agreement containing a standstill provision substantially similar to that contained in Section 5.7, provide such person with access to information regarding Avenor; provided, however, that the person making the Acquisition Proposal shall not be precluded thereunder from making the Acquisition Proposal, and provided further that Avenor sends a copy of any such confidentiality agreement to Bowater immediately upon its execution and Bowater is provided with a list of or copies of the information provided to such person and immediately provided with access to similar information to which such person was provided; and

     (e) Each Party shall ensure that its officers, directors and employees and its Subsidiaries and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this
          Section  5.4,  and it  shall be  responsible  for any  breach  of this
          Section 5.4 by its financial advisors or other advisors or representatives.

5.5  Notice by Avenor of Superior Proposal Determination

     Avenor shall not accept, approve, recommend or enter into any agreement in respect of an Acquisition Proposal (other than a confidentiality agreement) on the basis that it would constitute a Superior Proposal unless (i) it has provided Bowater with a copy of the Acquisition Proposal document which the Board of Directors of Avenor has determined would be a Superior Proposal, and
(ii) five business days shall have elapsed from the later of the date Bowater received notice of the proposed determination to accept, approve, recommend or enter into an agreement in respect of such Acquisition Proposal, and the date Bowater received a copy of the Acquisition Proposal document. Information provided shall constitute confidential Information for purposes of Section 5.6(c).

     During such five business day period, Avenor acknowledges that Bowater shall have the opportunity, but not the obligation, to offer to amend the terms of this Agreement and the Arrangement. The Board of Directors of Avenor will review any offer by Bowater to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether Bowater's offer upon acceptance by Avenor would result in the Acquisition Proposal not being a Superior Proposal. If the Board of Directors of Avenor so determines, it will enter into an amended agreement with Bowater reflecting Bowater's amended proposal. If the Board of Directors of Avenor determines that the Acquisition Proposal is nonetheless a Superior Proposal, Avenor will pay to Bowater the break fee payable to Bowater under Section 8.2.

     Avenor also acknowledges and agrees that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under clause (ii) of this Section 5.5 to initiate an additional five business day notice period.

5.6  Access to Information

     (a) Subject to Section 5.6(c) and applicable Laws, upon reasonable notice, Avenor shall (and shall cause each of its Subsidiaries to) afford Bowater's officers, employees, counsel, accountants and other authorized representatives and advisors ("Representatives") access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its properties, books, contracts and records as well as to its management personnel, and, during such period, Avenor shall (and shall cause each of its Subsidiaries to) furnish promptly to Bowater all information concerning Avenor's business, properties and personnel as Bowater may reasonably request. Nothing in the foregoing shall require

          Avenor to disclose information subject to a written confidentiality agreement with third parties, or customer-specific or competitively sensitive information relating to areas or projects where Bowater is a competitor.

     (b) Subject to Section 5.6(c) and applicable Laws, upon reasonable notice, Bowater shall afford Avenor's counsel and its financial advisors, RBC Dominion Securities Inc., an opportunity to conduct due diligence on Bowater and its Subsidiaries to enable RBC Dominion Securities Inc. to prepare and deliver its written fairness opinion.

     (c) The Parties acknowledge that certain information provided to each other under Section 5.6(a) and Section 5.6(b) above will be non-public and/or proprietary in nature (the "Information"). Except as permitted below, each Party will keep Information confidential and will not, without the prior written consent of the other, disclose it, in any manner whatsoever, in whole or in part, to any other person, and neither Party will use it for any purpose other than to evaluate the transaction contemplated by this Agreement. The Parties will each make all reasonable, necessary and appropriate efforts to safeguard the Information from disclosure to anyone other than as permitted hereby and to control the copies, extracts or reproductions made of the Information. The Information may be provided to the representatives of a Party who require access to the same to assist it in proceeding in good faith with the transactions contemplated by this Agreement, and whose assistance is required for such purposes, provided that such Party has first informed such representatives to whom Information is provided that the representative has the same obligations, including as to confidentiality, restricted use and otherwise, that such Party has with respect to such Information. This provision shall not apply as to such portions of the Information that: (a) are or become generally available to the public other than as a result of disclosure by the receiving Party or its representatives; (b) become available to a Party on a non-confidential basis from a source other than, directly or indirectly, the other Party or its representatives, provided that such source is not to the knowledge of the receiving Party, upon reasonable inquiry, bound by a confidentiality agreement with the Party providing the Information or otherwise prohibited from transmitting the Information to the receiving Party by a contractual, legal or fiduciary obligation; or (c) were known to a Party or were in its possession on a non-confidential basis prior to being disclosed to it by the Party providing the Information or by someone on its behalf; or (d) are required by applicable Laws or court order to be disclosed. The provisions of this Section 5.6(c) shall survive the termination of this Agreement.

5.7  Mutual Standstill

     During the period commencing on the date hereof and continuing until the Effective Date or the termination of this Agreement, other than pursuant to this Agreement (including without limitation Section 5.5), the Arrangement and the transactions contemplated hereby and thereby, each Party agrees that it will not, except in connection with this Agreement or the Arrangement or with the prior approval of the other Party, which approval may be given on such terms as the other Party may determine: (i) in any manner acquire, agree to acquire or make any proposal or offer to acquire, directly or indirectly, any securities or property of the other Party; (ii) propose or offer to enter into, directly or indirectly, any merger or business combination involving the other Party or to purchase, directly or indirectly, a material portion of the assets of the other Party;
(iii) directly or indirectly, "solicit", or participate or join with any person in the "solicitation" of, any "proxies" (as such terms are defined in the Securities Act (Ontario), as the same may be amended from time to time) to vote, to seek to advise or to influence any person with respect to the voting of any voting securities of the other Party (but for greater certainty Avenor acknowledges that Bowater and its agents and advisors (including TD Securities Inc. and Goldman Sachs & Co.) will be entitled to solicit proxies and otherwise influence any person to vote in favour of the Arrangement at the Avenor Meeting or Bowater Meeting and Bowater acknowledges that Avenor and its agents and advisors (including RBC Dominion Securities) will be entitled to solicit proxies and otherwise influence any person to vote in favour of the Arrangement at the Avenor Meeting or Bowater Meeting); (iv) otherwise act alone or in concert with others to seek to control or to influence the management, Board of Directors or policies of the other Party; (v) make any public or private disclosure of any consideration, intention, plan or arrangement inconsistent with any of the foregoing; or (vi) advise, assist or encourage any of the foregoing or work in concert with others in respect of the foregoing. For the purpose of this Section 5.7, a Party shall include Subsidiaries of such Party and their successors. The termination of this Agreement shall also terminate any other agreements between the Parties which have a similar effect as this Section 5.7 including but not limited to any such standstill provisions contained in the Confidentiality Agreement.

5.8  Employment Agreements and Related Matters

     Bowater covenants and agrees, and after the Effective Time will cause Avenor and any successor to Avenor to agree, to honour and comply with the terms of those existing employment and severance agreements of Avenor which Avenor has disclosed to Bowater in writing prior to the date hereof. Bowater also covenants and agrees, and after the Effective Time it will cause Avenor and any successor to Avenor to agree, that for a period of one year it will deal with any employees of Avenor whose employment may be terminated after the Effective Date in a fair and equitable manner consistent with the existing termination policies of Avenor as disclosed to Bowater in writing.

5.9  Insurance

     (a) Bowater shall ensure that the by-laws of Avenor or of any corporation continuing following the amalgamation, merger, plan of arrangement, consolidation or winding-up of Avenor with or into one or more other persons (a "Surviving Corporation") shall contain the provisions with respect to indemnification now set forth in section 5.02 of Avenor's By-Law No. 1, as amended by Avenor's By-Law No. 2, (or as provided in Article Eleventh of Bowater's Restated Certificate of Incorporation) which provision shall not be amended, repealed or otherwise modified for a period of six years from the Effective Date in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Date, were directors, officers, employees or agents of Avenor, unless required by

          Law, and Bowater shall ensure that the obligations of Avenor under any indemnification agreements between Avenor and its directors and certain officers are assumed by the Surviving Corporation.

     (b) Bowater agrees that from the Effective Date until the sixth anniversary of the Effective Date it will maintain or cause Avenor or any Surviving Corporation to maintain Avenor's current directors' and officers' insurance or another policy or "discovery" endorsement, on terms and conditions which are no less advantageous to the directors and officers of Avenor and providing no less coverage than Avenor's existing directors' and officers' insurance, for all present and former directors and officers of Avenor, covering claims made prior to or within such period of time. At the election of Bowater and upon reasonable notice to Avenor, Avenor will acquire the insurance through a "discovery" endorsement referred to in Section 5.2(l) of this Agreement prior to the Effective Date; and

     (c) Avenor will not, and Avenor will use its commercially reasonable efforts to cause the insured persons under such directors' and officers' insurance policies not to, take any actions which might impair the coverage thereunder.

5.10  Ancillary Agreements

     Bowater agrees to enter into the support  agreement and voting and exchange
trust  agreement   contemplated  by  the  provisions  attaching  to  the  Avenor
Exchangeable Shares set out on Exhibit 1 to Schedule A annexed hereto.

5.11  Merger of Covenants

     The covenants set out in this Agreement (except for Sections 5.6(c), 5.8, 5.9, 5.10 and 10.1 which shall survive the completion of the Arrangement) shall not survive the completion of the Arrangement, and shall expire and be terminated without recourse between the Parties upon such completion.

                                    ARTICLE 6

                                   CONDITIONS

6.1  Mutual Conditions

     The obligations of Avenor and Bowater to complete the transactions contemplated hereby are subject to the fulfilment of the following conditions on or before the Effective Date or such other time as is specified below:

     (a) the Interim Order shall have been granted in form and substance satisfactory to Avenor and Bowater, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such Parties, acting reasonably, on appeal or otherwise;

     (b) the resolutions set forth in the Joint Proxy Circular shall have been passed at the Avenor Meeting and at the Bowater Meeting, duly approving the Arrangement, in accordance with the Interim Order, and duly approving the Bowater Resolution;

     (c) the Final Order shall have been granted in form and substance satisfactory to Avenor and Bowater, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such Parties on appeal or otherwise;

     (d)  the Articles of Arrangement  relating to the  Arrangement  shall be in
          form  and  substance  satisfactory  to  Avenor  and  Bowater,   acting
          reasonably;

     (e) the Effective Date shall be on or before September 30, 1998, subject to any extension available to a Party pursuant to Section 6.4;

     (f) there shall be no action taken under any Law or by any Governmental Entity that:

          (i) makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Arrangement or any other transactions contemplated herein; or

          (ii) results, or could reasonably be expected to result, in a judgment or assessment of damages, directly or indirectly, relating to the transactions contemplated herein which is materially adverse;

     (g) all consents, waivers, permits, orders and approvals of any Governmental Entity (other than as contemplated in Section 6.1(h)and
          (i)) or other person, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure of which to obtain or the non-expiry of which would be materially adverse to Avenor or Bowater, as the case may be, or materially impede the completion of the Arrangement, shall have been obtained or received on terms that will not have a material adverse effect on Avenor and/or Bowater or reasonably satisfactory evidence thereof shall have been delivered to each Party;

     (h) the Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, and such allowance or approval shall be on terms and conditions satisfactory to the Parties, acting reasonably;

     (i) without limiting the scope of the condition in Section 6.1(g), any applicable waiting periods under the HSR Act shall have expired or been earlier terminated and (i) the applicable waiting period under section 123 of the Competition Act (Canada) shall have expired without the Director of Investigation and Research (the "Competition Director") appointed under the Competition Act having given notice that he intends to make an application to the Competition Tribunal for an order under section 92 or 100 of the Competition Act in respect of the Arrangement or (ii) the Competition Director shall have issued an advance ruling certificate under section 102 of the Competition Act in respect of the Arrangement;

     (j) the Avenor Exchangeable Shares and the Bowater Common Shares issuable pursuant to the Arrangement shall have been conditionally approved for listing on The Toronto Stock Exchange and the New York Stock Exchange, respectively, subject to the filing of required documentation, any required prospectus exemptions shall have been obtained or be available and such securities shall not be subject to resale restrictions in Canada and the United States other than in respect of control persons and subject to the requirements of general application; and

     (k)  this Agreement shall not have been terminated pursuant to Article 9.

     The foregoing conditions are for the mutual benefit of Avenor and Bowater and may be waived, in whole or in part, by Avenor and Bowater at any time. If any of the said conditions precedent shall not be complied with or waived as aforesaid on or before September 30, 1998 or, if earlier, the date required for the performance thereof, either Party may rescind and terminate this Agreement by written notice to the other Party.

6.2  Avenor Conditions

     The obligation of Avenor to complete the transactions contemplated herein is subject to the fulfilment of the following conditions on or before the Effective Date or such other time as specified below:

     (a) the representations and warranties made by Bowater in this Agreement shall be true and correct as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement or except for any failures or breaches of representations and warranties which individually or in the aggregate would not have a material adverse effect on Bowater or materially impede the completion of the Arrangement or the other transactions contemplated hereby, it being understood that for the purposes of this
          Section 6.2(a) any reference to materiality, material adverse change or material adverse effect in such representation or warranty shall be disregarded for this purpose), and Bowater shall have provided to Avenor the certificate of two qualified officers of Bowater certifying such accuracy on the Effective Date;

     (b) Bowater shall have complied with its covenants herein, if the failure to comply with such covenants would individually or in the aggregate have a material adverse effect on Bowater or materially impede the completion of the Arrangement or the other transactions contemplated in this Agreement, and Bowater shall have provided to Avenor the certificate of two qualified officers of Bowater certifying that Bowater has so complied with its covenants herein;

     (c) from the date hereof up to and including the Effective Date, there shall have been no change, condition, event or occurrence which, in the reasonable judgment of Avenor has, or is reasonably likely to have, a material adverse effect on Bowater; and

     (d) the Board of Directors of Bowater shall have made and shall not have modified or amended, in any material respect, prior to the Avenor Meeting and the Bowater Meeting, an affirmative recommendation that its shareholders approve the Bowater Resolution.

     The foregoing conditions precedent are for the benefit of Avenor and may be waived, in whole or in part, by Avenor in writing at any time. If any of the said conditions shall not be complied with or waived by Avenor on or before September 30, 1998 or, if earlier, the date required for their performance then Avenor may rescind and terminate this Agreement by written notice to Bowater.

6.3  Bowater Conditions

     The obligation of Bowater to complete the transactions contemplated herein is subject to the fulfilment of the following conditions on or before the Effective Date or such other time as specified below:

     (a) the representations and warranties made by Avenor in this Agreement shall be true and correct as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement or except for any failures or breaches of representations and warranties which individually or in the aggregate would not have a material adverse effect on Avenor or materially impede the completion of the Arrangement or the other transactions contemplated hereby, it being understood that for purposes of this
          Section 6.3(a) any reference to materiality, material adverse change or material adverse effect in such representation or warranty shall be disregarded for this purpose), and Avenor shall have provided to Bowater the certificate of two qualified officers of Avenor certifying such accuracy on the Effective Date;

     (b) Avenor shall have complied with its covenants herein, if the failure to comply with such covenants would individually or in the aggregate have a material adverse effect on Avenor or materially impede the completion of the Arrangement or the other transactions contemplated in this Agreement, and Avenor shall have provided to Bowater the certificate of two qualified officers of Avenor certifying that Avenor has so complied with its covenants herein;

     (c) from the date hereof up to and including the Effective Date, there shall have been no change, condition, event or occurrence which, in the reasonable judgment of Bowater has, or is reasonably likely to have, a material adverse effect on Avenor;

     (d) the Board of Directors of Avenor shall have made and shall not have modified or amended, in any material respect, prior to the Avenor Meeting, an affirmative recommendation that its shareholders approve the Arrangement;

     (e) the Debt Ratio shall be less than 70% at the Effective Date and the Debt Ratio shall not have been in excess of 70% for a period of 20 consecutive days during the period from the date hereof to the Effective Date;

     (f) all stock options granted by Avenor shall have been exercised or terminated prior to the effective time of the Arrangement; and

     (g) the holders of not more than 5% of the issued and outstanding Avenor Common Shares shall have exercised Dissent Rights in relation to the Arrangement.

     The foregoing conditions precedent are for the benefit of Bowater and may be waived, in whole or in part, by Bowater in writing at any time. If any of the said conditions shall not be complied with or waived by Bowater on or before September 30, 1998 or, if earlier, the date required for the performance thereof, then Bowater may rescind and terminate this Agreement by written notice to Avenor.

6.4  Notice and Cure Provisions

     Each Party will give prompt notice to the other Party of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

     (a) cause any of the representations or warranties of either Party contained herein to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date; or

     (b) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by either Party hereunder prior to the Effective Date.

     No Party may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in Sections 6.1, 6.2 and 6.3 or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Final Order for acceptance by the Director, the Party intending to rely thereon has delivered a written notice to the other Party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfilment of the applicable condition precedent or termination right, as the case may be. If any such notice is delivered, provided that a Party is proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other Party may not terminate this Agreement until the later of September 30, 1998 and the expiration of a period of 30 days from such notice. If such notice has been delivered prior to the date of the Avenor Meeting and the Bowater Meeting, such meetings shall be postponed until the expiry of such period.

6.5  Merger of Conditions

     The conditions set out in Sections 6.1, 6.2 and 6.3 shall be conclusively deemed to have been satisfied, waived or released upon the filing of Articles of Arrangement as contemplated by this Agreement, and the issuance of a certificate of arrangement and certificate of amendment in respect thereof under the CBCA. Avenor acknowledges and agrees that it shall have no right to file Articles of Arrangement unless such conditions have been satisfied, fulfilled or waived.

                                    ARTICLE 7

                                    AMENDMENT

7.1  Amendment

     This Agreement may, at any time and from time to time before or after the holding of the Avenor Meeting and the Bowater Meeting, be amended by mutual written agreement of the Parties hereto without further notice to or authorization on the part of their respective shareholders, and any such amendment may, without limitation:

     (a) change the time for performance of any of the obligations or acts of the Parties;

     (b) waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto;

     (c) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and

     (d) waive compliance with or modify any conditions precedent herein contained;

provided, however, that any such change, waiver or modification does not invalidate any required security holder approval of the Arrangement.

7.2  Mutual Understanding Regarding Amendments

     The Parties will continue from and after the date hereof and through and including the Effective Date, to use their respective best efforts to maximize present and future financial and tax planning opportunities for the shareholders of Avenor, for Bowater and for Avenor as and to the extent that the same shall not prejudice any Party or its securityholders. The Parties will ensure that such planning activities do not impede the progress of the Arrangement in any material way. If Avenor effects any transaction before the Effective Date for such purposes, Bowater will be responsible for any structuring and unwinding costs if the Arrangement is not effected. Bowater has advised Avenor that Bowater will propose the restructuring of the Arrangement so that the issuer of Avenor Exchangeable Shares will be a separate Subsidiary of Bowater and that Bowater understands that Avenor will, at or prior to the Effective Date, consider the transfer of certain assets to separate corporations. These proposals will be subject to continued good faith discussions between the parties and Avenor has no objection to such proposals, provided that they result in no prejudice to Avenor or its securityholders.

     The Parties mutually agree that if a Party proposes any other amendment or amendments to this Agreement or to the Plan of Arrangement, the other Party will act reasonably in considering such amendment and if the other Party and its shareholders are not prejudiced by reason of any such amendment the other Party will co-operate in a reasonable fashion with the Party proposing the amendment so that such amendment can be effected subject to applicable Laws and the rights of the securityholders.

                                    ARTICLE 8

                 AGREEMENT AS TO DAMAGES AND OTHER ARRANGEMENTS

8.1  Avenor Break Fee Event

     If the Bowater Common Shareholders do not approve the Bowater Resolution at the Bowater Meeting (an "Avenor Break Fee Event"), then Bowater shall pay to Avenor, on the business day following such vote, $70 million in immediately available funds to an account designated by Avenor; provided, however, that (i) the Avenor Common Shareholders have not disapproved the Arrangement and (ii) this Agreement shall not have been duly terminated prior to the occurrence of such Avenor Break Fee Event. Bowater shall not be obligated to make more than one payment pursuant to this Section 8.1.

8.2  Bowater Break Fee Event

     If (x) the Board of Directors of Avenor shall have withdrawn or modified in a manner adverse to Bowater its approval or recommendation of the Arrangement, or approved or recommended any Superior Proposal, or determined at the conclusion of the process set out in Section 5.5 that any Acquisition Proposal is a Superior Proposal, or resolved to take any of the foregoing actions, or (y) an Acquisition Proposal shall have been made known to Avenor or made directly to the Avenor Common Shareholders or any person has publicly announced an intention to make an Acquisition Proposal and after such Acquisition Proposal shall have been made known, made or announced (A) the Avenor Common Shareholders do not approve the Arrangement at the Avenor Meeting or (B) the Arrangement is not, prior to September 30, 1998, submitted for their approval, (each of the events described in clauses (x) and (y) being referred to as a "Bowater Break Fee Event"), then Avenor shall pay to Bowater, in the case of clause (x), one business day after taking any such action, and, in the case of clause (y) (A), on the business day following such vote and, in the case of clause (y) (B), on November 1, 1998, $70 million in immediately available funds to an account designated by Bowater; provided, however, that:

     (i) in the case of clause (y), the Bowater Common Shareholders have not disapproved the Bowater Resolution; and

     (ii) in the case of clauses (x) and (y), this Agreement shall not have been duly terminated prior to the occurrence of such Bowater Break Fee Event.

Avenor  shall not be  obligated  to make more than one payment  pursuant to this
Section 8.2.

8.3  Effect of Break Fee Payments; Timing of Avenor Meeting and Bowater Meeting

     For greater certainty, the Parties agree that the payment of the amount pursuant to this Article 8 is the sole monetary remedy of the Party entitled to such amount as a result of the occurrence of an Avenor Break Fee Event or Bowater Break Fee Event, as the case may be.

     Nothing in this Agreement shall preclude a Party from seeking damages incurred or suffered by a Party as a result of any breach of this Agreement by the other Party, seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise to obtain specific performance of any of such covenants or agreements, without the necessity of posting bond or security in connection therewith.

     The Parties acknowledge and agree that the Avenor Meeting and the Bowater Meeting shall be held contemporaneously on the same day.

                                    ARTICLE 9

                                   TERMINATION

9.1  Termination

     This Agreement may be terminated at any time prior to the Effective Date:

     (a)  by mutual written consent of Avenor and Bowater;

     (b)  as provided in Sections 6.1, 6.2 and 6.3;

     (c) by Avenor upon the occurrence of the Avenor Break Fee Event as provided in Section 8.1; and

     (d) by Bowater upon the occurrence of a Bowater Break Fee Event as provided in Section 8.2; or

     (e) by Avenor upon any determination by Avenor that an Acquisition Proposal constitutes a Superior Proposal, subject to the payment of the break fee payable to Bowater under Section 8.2.

                                   ARTICLE 10

                                     GENERAL

10.1  Expenses

     The Parties agree that all out-of-pocket third party transaction expenses incurred in connection with this Agreement and the transactions contemplated hereby, including legal fees, financial advisor fees, regulatory filing fees, all disbursements by advisors and printing and mailing costs, shall be paid by the Party incurring such expenses.

     Avenor and Bowater represent and warrant to each other that, except for RBC Dominion Securities Inc. in the case of Avenor and TD Securities Inc. and
Goldman, Sachs & Co. in the case of Bowater, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Arrangement and the transactions contemplated hereby.

10.2  Notices

     Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party to the other Party shall be in writing and may be given by delivering same or sending same by facsimile transmission or by delivery addressed to the Party to which the notice is to be given at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a business day, if not, the next succeeding business day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt (if a business day, if not the next succeeding business day) unless actually received after 4:00 p.m. at the point of delivery in which case it shall be deemed to have been given and received on the next business day.

     The  address for service of each of the Parties hereto shall be as follows:

     (a)  if to Avenor:

              Avenor Inc.
              1250 Rene-Levesque Blvd. West
              21st Floor
              Montreal, Quebec H3B 4Y3

              Attention:  Marc Regnier
                          Senior Vice President, General Counsel and Secretary
              Fax:        (514) 846-5041

     with a copy to:

              Davies, Ward & Beck
              44th Floor
              1 First Canadian Place
              Toronto, Ontario
              M5X 1B1

              Attention:  J-P. Bisnaire
              Fax:        (416) 863-0871

     (b) if to Bowater:

              Bowater Incorporated
              55 East Camperdown Way
              P.O. Box 1028
              Greenville, South Carolina
              29602

              Attention:  Anthony H. Barash
                          Senior Vice-President,
                          Corporate Affairs and General Counsel
              Fax:        (864) 282-9468

     with a copy to:

              Fraser & Beatty
              1 First Canadian Place
              Suite 4100, P.O. Box 100
              Toronto, Ontario
              M5X 1B2

              Attention:    Jeffery Barnes and Jamie Plant
              Fax:          (416) 863-4592

10.3  Time of the Essence

     Time shall be of the essence in this Agreement.

10.4 Entire Agreement

     This Agreement and the Confidentiality Agreement constitute the entire agreement between the Parties hereto and cancel and supersede all prior agreements and understandings between the Parties with respect to the subject matter hereof.

10.5  Further Assurances

     Each Party shall, from time to time, and at all times hereafter, at the request of the other Party, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

10.6  Governing Law

     This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of Ontario. Each Party hereby irrevocably attorns to the jurisdiction of the Courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

10.7  Execution in Counterparts

     This Agreement may be executed in identical counterparts, each of which is and is hereby conclusively deemed to be an original and the counterparts collectively are to be conclusively deemed to be one instrument.

10.8  Waiver

     No waiver by any Party shall be effective  unless in writing and any waiver
shall  affect  only  the  matter,  and  the  occurrence  thereof,   specifically
identified and shall not extend to any other matter or occurrence.

10.9  Enurement and Assignment

     This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either Party without the prior written consent of the other Party.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

                                     AVENOR INC.

                                     Per: /s/ Arthur R. Sawchuk
                                          ------------------------------
                                          Arthur R. Sawchuk
                                          President and Chief Executive Officer

                                     BOWATER INCORPORATED

                                     Per: /s/ Arnold M. Nemirow
                                          ------------------------------
                                          Arnold M. Nemirow
                                          Chairman, President and
                                          Chief Executive Officer

                                   SCHEDULE A

                               PLAN OF ARRANGEMENT
                                UNDER SECTION 192
                     OF THE CANADA BUSINESS CORPORATIONS ACT

                                    ARTICLE 1

                                 INTERPRETATION

1.1  Definitions

     In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     "Act" means the Canada Business Corporations Act, R.S.C. 1995, c. C-44.

     "Arrangement" means the arrangement under section 192 of the Act on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with section 7.1 of the Arrangement Agreement or made at the direction of the Court in the Final Order.

     "Arrangement Agreement" means the agreement made as of March 9, 1998 between Avenor and Bowater, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

     "Arrangement Resolution" means the special resolution passed by the holders of the Avenor Common Shares at the Avenor Shareholders' Meeting.

     "Avenor" means Avenor Inc., a corporation subsisting under the Act.

     "Avenor Common Shares" means the common shares in the capital of Avenor.

     "Avenor Shareholders' Meeting" means the annual and special meeting of the shareholders of Avenor (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider, and if deemed advisable, approve the Arrangement.

     "Average Trading Price of Bowater Common Shares" means the number that equals the weighted average trading price, denominated in U.S. dollars, of Bowater Common Shares as reported on the NYSE for the 20 days on which trading took place on the NYSE ending on the Determination Date; provided, however, that if such average trading price exceeds U.S.$55.6187, the Average Trading Price of Bowater Common Shares shall be U.S.$55.6187, and if such average trading price is less than U.S.$45.5062, the Average Trading Price of Bowater Common Shares shall be U.S.$45.5062.

     "Bowater" means Bowater Incorporated, a corporation existing under the laws of the State of Delaware.

     "Bowater Canada" means Bowater Canada Inc., a corporation incorporated under the Act and a subsidiary of Bowater Holdings.

     "Bowater Common Share" means a share of common stock of Bowater, US$1.00 par value per share.

     "Bowater Elected Share" means any Avenor Common Share that the holder shall have elected, in a duly completed Letter of Transmittal received by the Depositary no later than 5:00 p.m. (Montreal time) on the Business Day immediately preceding the Meeting Date to exchange under the Arrangement for a fraction of a Bowater Common Share or that is deemed to be a Bowater Elected Share pursuant to Section 2.3(b).

     "Bowater  Holdings"  means  Bowater  Canadian  Holdings   Incorporated,   a
corporation incorporated under the Companies Act (Nova Scotia) and a subsidiary of Bowater.

     "Business Day" means any day, other than a Saturday, a Sunday and a statutory holiday in Toronto, Ontario, Montreal, Quebec or New York, New York.

     "Cash Elected Share" means any Avenor Common Share that the holder shall have elected, in a duly completed Letter of Transmittal received by the Depositary no later than 5:00 p.m. (Montreal time) on the Business Day immediately preceding the Meeting Date to exchange under the Arrangement for $35 in cash or that is deemed to be a Cash Elected Share pursuant to Section 2.3(d).

     "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the Act after the Articles of Arrangement have been filed.

     "Court" means the Ontario Court of Justice (General Division).

     "Depositary" means the depositary appointed by Bowater for the purpose of, among other things, exchanging certificates representing Avenor Common Shares for cash, Exchangeable Shares or Bowater Common Shares, as the case may be.

     "Determination Date" means the day which is the third Business Day prior to the Effective Date.

     "Determination Date Foreign Exchange Rate" means the number (including any decimal fraction) which is the value in Canadian dollars of one U.S. dollar at the rate of exchange equal to the Bank of Canada's noon spot exchange rate for such currencies on the Determination Date.

     "Dissent Procedures" has the meaning set out in Section 3.1.

     "Dissenting Shareholder" means a holder of Avenor Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures.

     "Effective Date" means the date shown on the Certificate.

     "Effective Time" means 12:01 a.m. on the Effective Date.

     "Exchange  Ratio"  means the number equal to C$35 divided by the product of
(i)  the  Average   Trading  Price  of  Bowater   Common  Shares  and  (ii)  the
Determination Date Foreign Exchange Rate.

     "Exchangeable Share" means a share in the class of non-voting exchangeable shares in the capital of Bowater Canada.

     "Exchangeable Share Elected Share" means any Avenor Common Share that the holder shall have elected, in a duly completed Letter of Transmittal received by the Depositary no later than 5:00 p.m. (Montreal time) on the Business Day immediately preceding the Meeting Date to exchange under the Arrangement for a fraction of an Exchangeable Share or that is deemed to be an Exchangeable Share Elected Share pursuant to Section 2.1(d) or 2.3(b).

     "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

     "Final Order" means the final order of the Court approving the Arrangement.

     "Interim Order" means the interim order of the Court made in connection with the process for obtaining shareholder approval of the Arrangement and related matters.

     "Joint Proxy Statement" means the joint management information circular and proxy statement of Avenor and Bowater to be prepared and sent to the shareholders of Avenor in connection with the Avenor Shareholders' Meeting.

     "Letter of Transmittal" means collectively a Letter of Transmittal and Election Form in the forms accompanying the Joint Proxy Statement.

     "Liquidation  Call  Right"  has the  meaning  ascribed  thereto  in Section
5.1(a).

     "Liquidation Date" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Meeting Date" means the date of the Avenor Shareholders' Meeting.

     "NYSE" means the New York Stock Exchange, Inc.

     "Outstanding Avenor Common Shares" means the number of Avenor Common Shares outstanding immediately prior to the Effective Time.

     "Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

     "Redemption Call Right" has the meaning ascribed thereto in Section 5.2(a).

     "Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "Share Elected Share" means a Cash Elected Share that, because of the operation of the proration provisions set forth in Section 2.3(b), shall be deemed to be an Exchangeable Share Elected Share; provided, however, that if the holder thereof shall have elected in a duly completed Letter of Transmittal received by the Depositary no later than 5:00 p.m. (Montreal time) on the Business Day immediately preceding the Meeting Date to have Cash Elected Shares that are subject to the proration provisions set forth in Section 2.3(b) be deemed to be Bowater Elected Shares, such Cash Elected Shares shall be deemed to be Bowater Elected Shares.

1.2  Sections and Headings

     The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

1.3  Number, Gender and Persons

     In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

                                    ARTICLE 2

                                   ARRANGEMENT

2.1  Arrangement

     Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

     (a) subject to Section 2.3, each Bowater Elected Share will be transferred by the holder thereof to Bowater Holdings in exchange for that number of fully paid and non-assessable Bowater Common Shares equal to the Exchange Ratio, and the name of each such holder will be removed from the register of holders of Avenor Common Shares and added to the register of holders of Bowater Common Shares and Bowater Holdings will be added to the register of holders of Avenor Common Shares accordingly;

     (b) Bowater Holdings will transfer to Bowater Canada all the Avenor Common Shares then owned by Bowater Holdings and, as consideration therefor, Bowater Canada will issue an equivalent number of common shares of Bowater Canada to Bowater Holdings, and Bowater Holdings will be removed from the register of holders of Avenor Common Shares and Bowater Canada will be added to the register of holders of Avenor Common Shares accordingly;

     (c) subject to Section 2.3, each Cash Elected Share and Exchangeable Share Elected Share will be transferred by the holder thereof to Bowater Canada in exchange for (i) in the case of a Cash Elected Share, C$35 in cash, without interest thereon and (ii) in the case of an Exchangeable Share Elected Share, that number of Exchangeable Shares equal to the Exchange Ratio, and each holder who receives cash will be removed from the register of holders of Avenor Common Shares and each holder who receives Exchangeable Shares will be removed from the register of holders of Avenor Common Shares and added to the register of holders of Exchangeable Shares and Bowater Canada shall be recorded as the registered holder of such Avenor Common Shares so exchanged; provided, however, that where a holder receives both cash and Exchangeable Shares, each Avenor Common Share transferred to Bowater Canada by the holder thereof will be deemed to have been transferred to Bowater Canada for a combination of cash and Exchangeable Shares, with the cash portion of such consideration received by such holder for such share being equal to the aggregate cash consideration received by such holder divided by the number of Avenor Common Shares so transferred; and

     (d) subject to Section 2.3, each Avenor Common Share in respect of which an effective election has not been made (other than Avenor Common Shares held by Dissenting

          Shareholders who are ultimately entitled to be paid the fair value of the Avenor Common Shares held by them) will be deemed to be an Exchangeable Share Elected Share and will be transferred to Bowater Canada in exchange for Exchangeable Shares in accordance with the provisions described in paragraph (c) above, and each such holder will be removed from the register of holders of Avenor Common Shares and added to the register of holders of Exchangeable Shares and Bowater Canada shall be recorded as the registered holder of such Avenor Common Shares so exchanged.

2.2  Elections

     Each Person who, at or prior to 5:00 p.m. (Montreal Time) on the Business Day immediately preceding the Meeting Date, is a holder of record of Avenor Common Shares, will be entitled, with respect to all or a portion of such shares, to make an election at or prior to 5:00 p.m. on the Business Day immediately preceding the Meeting Date to receive cash, Exchangeable Shares or Bowater Common Shares, or a combination thereof, in exchange for such holder's Avenor Common Shares, on the basis set forth herein and in accordance with such arrangements and procedures as will be agreed upon in good faith by Bowater, Bowater Holdings, Bowater Canada and Avenor, including the form of the Letter of Transmittal containing the elections and the procedures governing transmittal.

2.3  Proration

     (a) Notwithstanding Section 2.1(c), the maximum aggregate amount of cash that may be paid to holders of Avenor Common Shares pursuant to this
          Article 2 (the "Cash Cap") shall be equal to (A) the product of (i) C$35, (ii) the number of Outstanding Avenor Common Shares and (iii)
          0.60 less (B) the lesser of (x) the product of (i) $21 and (ii) the number of Avenor Common Shares in respect of which a notice of dissent has been delivered by Dissenting Shareholders in accordance with the Act and (y) $65,000,000.

     (b) If the product (the "Requested Cash Amount") of (i) the aggregate number of Cash Elected Shares and (ii) C$35, exceeds the Cash Cap, then a cash proration factor (the "Cash Proration Factor") shall be determined by dividing the Cash Cap by the Requested Cash Amount and the number of Cash Elected Shares of each holder thereof shall be reduced to the product of (x) the Cash Proration Factor and (y) the number of Cash Elected Shares of such holder (the "Available Cash
          Elected Shares"), and the difference between such holder's Cash Elected Shares and such holder's Available Cash Elected Shares shall be deemed to be Share Elected Shares of such holder.

     (c) Notwithstanding Sections 2.1(a), (c) and (d), the maximum aggregate number of Exchangeable Shares and Bowater Common Shares that may be issued to or received by holders of Avenor Common Shares pursuant to this Article 2 (the "Share Cap") shall be equal to the product of (x) the Exchange Ratio,
          (y) the number of Outstanding Avenor Common Shares and (z) 0.50.

     (d) If the product (the "Requested Share Amount") of (w) the difference between (A) the number of Outstanding Avenor Common Shares (other than Avenor Common Shares held by holders who have delivered a notice of dissent in accordance with the Act) and (B) the aggregate number of Cash Elected Shares (such difference, the "Deemed Share Elected Shares") and (x) the Exchange Ratio, exceeds the Share Cap, then a share proration factor (the "Share Proration Factor") shall be determined by dividing the Share Cap by the Requested Share Amount and the number of Deemed Share Elected Shares of each holder thereof shall be reduced to the product of (x) the Share Proration Factor and (y) the number of Deemed Share Elected Shares of such holder (the "Available Share Elected Shares") and the difference between such holder's Deemed Share Elected Shares and such holder's Available Share Elected Shares shall be deemed to be Cash Elected Shares of such holder. If the number of Deemed Share Elected Shares is reduced pursuant to the provisions of this paragraph (d), such reduction will be made pro rata as between the Exchangeable Share Elected Shares and the Bowater Elected Shares of such holder.

                                    ARTICLE 3

                                RIGHTS OF DISSENT

3.1  Rights of Dissent

     Holders of Avenor Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 190 of the Act and this section 3.1 (the "Dissent Procedures") in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

     (a) are ultimately entitled to be paid fair value for their Avenor Common Shares shall be deemed to have transferred such Avenor Common Shares to Avenor for cancellation on the Effective Date; or

     (b) are ultimately not entitled, for any reason, to be paid fair value for their Avenor Common Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Avenor Common Shares and shall receive Exchangeable Shares on the basis determined in accordance with Section 2.1(d), but in no case shall Bowater, Bowater Holdings, Bowater Canada, Avenor or any other Person be required to recognize such holders as holders of Avenor Common Shares after the Effective Time, and the names of such holders of Avenor Common Shares shall be deleted from the registers of holders of Avenor Common Shares at the Effective Time.

                                    ARTICLE 4

                       CERTIFICATES AND FRACTIONAL SHARES

4.1  Issuance of Certificates Representing Exchangeable Shares

     At or promptly after the Effective Time, Bowater Canada shall deposit with the Depositary, for the benefit of the holders of Avenor Common Shares who will receive Exchangeable Shares in connection with the Arrangement, certificates representing the Exchangeable Shares issued pursuant to Section 2.1 upon the exchange of Avenor Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more Avenor Common Shares that were exchanged for one or more Exchangeable Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the Act and the by-laws of Avenor and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.4 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 4.5 and as a result of the operation of Section 2.3), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Avenor Common Shares that is not registered in the transfer records of Avenor, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such Avenor Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented Avenor Common Shares that were exchanged for Exchangeable Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this Section 4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by Section 4.5 and a cash payment as a result of the operation of Section 2.3, and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.4.

4.2  Exchange of Certificates for Bowater Common Shares

     At or promptly after the Effective Time, Bowater Holdings shall deposit with the Depositary, for the benefit of the holders of Avenor Common Shares who will receive Bowater Common Shares in connection with the Arrangement, certificates representing the Bowater Common Shares issued pursuant to Section 2.1 in exchange for outstanding Avenor Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Avenor Common Shares that were exchanged for Bowater Common Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the Act and the by-laws of Avenor and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Bowater Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.4 and any cash in lieu of fractional Bowater Common Shares pursuant to Section 4.3 and as a result of the operation of Section 2.3), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Avenor Common Shares which is not registered in the transfer records of Avenor, a certificate representing the proper number of Bowater Common Shares may be issued to the transferee if the certificate representing such Avenor Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding Avenor Common Shares that were exchanged for Bowater Common Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Bowater Common Shares as contemplated by this
Section 4.2, (ii) a cash payment in lieu of any fractional Bowater Common Shares as contemplated by Section 4.5 and as a result of the operation of Section 2.3 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Bowater Common Shares as contemplated by Section 4.4.

4.3  Exchange of Certificates for Cash

     At or promptly after the Effective Time, Bowater Canada shall deposit sufficient cash with the Depositary for the benefit of the holders of Avenor Common Shares who will receive cash in connection with the Arrangement. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Avenor Common Shares that were exchanged for cash, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the Act and the by-laws of Avenor and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the cash which such holder has the right to receive under the Arrangement. The cash deposited with the Depositary shall be held in an interest bearing account, and any interest earned on such funds shall be for the account of Bowater Canada.

4.4  Distributions with Respect to Unsurrendered Certificates

     No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or Bowater Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Avenor Common Shares that were exchanged pursuant to Section 2.1, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.5, unless and until the holder of record of such certificate shall surrender such certificate in accordance with Section 4.1 or 4.2. Subject to applicable law, at the time of such surrender of any such certificate, there shall be paid to the record holder of the certificates representing whole Common Shares, as the case may be, without interest (i) the amount of any cash payable in lieu of a fractional Exchangeable Share or Bowater Common Share to which such holder is entitled pursuant to Section 4.5, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Share or Bowater Common Share, as the case may be, and
(iii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share or Bowater Common Share, as the case may be.

4.5  No Fractional Shares

     No certificates or scrip representing fractional Exchangeable Shares or fractional Bowater Common Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1 or 4.2 and no dividend, stock split or other change in the capital structure of Bowater Canada or Bowater shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Bowater Canada or Bowater. In lieu of any such fractional securities:

     (a) each Person otherwise entitled to a fractional interest in an Exchangeable Share will receive a cash payment equal to such Person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in Exchangeable Shares to which all such Persons would otherwise be entitled. The Depositary will sell such Exchangeable Shares by private sale (including by way of sale through the facilities of any stock exchange upon which the Exchangeable Shares are then listed) as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among the Persons otherwise entitled to receive fractional interests in Exchangeable Shares; and

     (b) each person otherwise entitled to a fractional interest in a Bowater Common Share will receive a cash payment equal to such Person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in Bowater Common Shares to which all such Persons would otherwise be entitled. The Depositary will sell such Bowater Common Shares on the NYSE as soon as practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among the Persons otherwise entitled to receive fractional interests in Bowater Common Shares.

4.6  Lost Certificates

     In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Avenor Common Shares that were exchanged pursuant to Section 2.1 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, cash and/or one or more certificates representing one or more Exchangeable Shares or Bowater Common Shares (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.5) deliverable in accordance with such holder's Letter of Transmittal and subject to Section 2.3. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares or Bowater Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Bowater Canada or Bowater, as the case may be, in such sum as Bowater Canada or Bowater may, acting reasonably, direct or otherwise indemnify Bowater Canada or Bowater in a manner satisfactory to Bowater Canada or Bowater, acting reasonably, against any claim that may be made against Bowater Canada or Bowater with respect to the certificate alleged to have been lost, stolen or destroyed.

4.7  Extinction of Rights

     Any certificate which immediately prior to the Effective Time represented outstanding Avenor Common Shares that were exchanged pursuant to Section 2.1 and not deposited, with all other instruments required by Section 4.1 or 4.2, on or prior to the third anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Bowater Canada or Bowater. On such date, the Exchangeable Shares or Bowater Common Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to Bowater Canada or Bowater, as the case may be, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder.

4.8  Withholding Rights

     Bowater Holdings, Bowater Canada, Bowater and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable under this Plan of Arrangement to any holder of Avenor Common Shares, Bowater Common Shares or Exchangeable Shares such amounts as Bowater Canada, Bowater Holdings, Bowater or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Bowater Holdings, Bowater Canada, Bowater and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Bowater Holdings, Bowater Canada, Bowater or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Bowater Holdings, Bowater Canada, Bowater or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                    ARTICLE 5

                       CERTAIN RIGHTS OF BOWATER HOLDINGS
                         TO ACQUIRE EXCHANGEABLE SHARES

5.1  Bowater Holdings Liquidation Call Right

     (a) Bowater Holdings shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Bowater Canada pursuant to
          Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Bowater Holdings of an amount per share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a Bowater Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one Bowater Common Share, plus (b) the right to receive the full amount when paid of all unpaid dividends on such Exchangeable Share for which the record date has occurred prior to the Liquidation Date (collectively the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by Bowater Holdings, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Bowater Holdings on the Liquidation Date on payment by Bowater Holdings to the holder of the Liquidation Call Purchase Price for each such share.

     (b) To exercise the Liquidation Call Right, Bowater Holdings must notify Bowater Canada's transfer agent (the "Transfer Agent"), as agent for the holders of Exchangeable Shares, and Bowater Canada of Bowater Holdings' intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Bowater Canada and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Bowater Canada. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Bowater Holdings has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Bowater Holdings. If Bowater Holdings exercises the Liquidation Call Right, then on the Liquidation Date Bowater Holdings will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Bowater Holdings shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Bowater Common Shares deliverable by Bowater Holdings in payment of the total Liquidation Call Purchase Price and shall waive any rights to receive any dividends which represent the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 4.8 hereof. Provided that Bowater Holdings has complied with the immediately preceding sentence, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by Bowater Holdings (which in the case of unpaid dividends, if any, shall be satisfied by the payment thereof by Bowater Canada on the payment date for such dividends) upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Bowater Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Bowater Holdings shall deliver to such holder, certificates representing the Bowater Common Shares to which the holder is entitled and on the applicable dividend payment date a cheque or cheques payable at par at any branch of the bankers of Bowater Canada in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price less any amounts withheld pursuant to section  4.8  hereof.  If  Bowater  Holdings  does  not  exercise  the
          Liquidation   Call  Right  in  the  manner  described  above,  on  the
          Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by Bowater Canada in connection with the liquidation, dissolution or winding-up of Bowater Canada pursuant to
          Article 5 of the Exchangeable Share Provisions.

5.2  Bowater Holdings Redemption Call Right

     In addition to Bowater Holdings' rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right (as defined in the Exchangeable Share Provisions), Bowater Holdings shall have the following rights in respect of the Exchangeable Shares:

     (a) Bowater Holdings shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by Bowater Canada pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Bowater Holdings to the holder of an amount per share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a Bowater Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by causing to be delivered to such holder one Bowater Common Share plus (b) the right to receive the full amount when paid of all unpaid dividends on such Exchangeable Share for which the record date has occurred prior to the Redemption Date, (collectively the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by Bowater Holdings, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Bowater Holdings on the Redemption Date on payment by Bowater Holdings to the holder of the Redemption Call Purchase Price for each such share.

     (b) To exercise the Redemption Call Right, Bowater Holdings must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Bowater Canada of Bowater Holdings' intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of an acquisition of Control of Bowater (as defined in the Exchangeable Share Provisions) in which case Bowater Holdings shall notify the Transfer Agent and Bowater Canada on the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Bowater Holdings has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Bowater Holdings. If Bowater Holdings exercises the Redemption Call Right, on the Redemption Date Bowater Holdings will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Bowater Holdings shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Bowater Common Shares deliverable by Bowater Holdings in payment of the total Redemption Call Purchase Price and shall waive any rights to receive any dividends which represent the amount of the remaining portion, if any, of the total Redemption

          Call Purchase Price less any amounts withheld  pursuant to Section 4.8
          hereof.   Provided  that  Bowater   Holdings  has  complied  with  the
          immediately  preceding  sentence, on and after the Redemption
          Date the rights of each holder of Exchangeable  Shares will be limited to receiving such holder's  proportionate part of the total Redemption Call Purchase Price payable by Bowater Holdings (which in the case of unpaid dividends, if any, shall be satisfied  by the payment  thereof  by  Bowater Canada  on the
          payment  date  for such dividends)   upon presentation   and
          surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Bowater Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of
          Bowater   Canada  and  such   additional documents  and instruments
          as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of
          Bowater   Holdings   shall   deliver  to  such  holder, certificates
          representing the Bowater Common Shares to which the holder is entitled and on the applicable dividend payment date a cheque or cheques payable at par at any branch of the bankers of Bowater Canada in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price less any amounts withheld pursuant to Section 4.8 hereof. If Bowater Holdings does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Bowater Canada in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

                                    ARTICLE 6

                                   AMENDMENTS

6.1  Amendments to Plan of Arrangement

     Avenor reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Bowater, (iii) filed with the Court and, if made following the Avenor Shareholders' Meeting, approved by the Court, and (iv) communicated to holders of Avenor Common Shares if and as required by the Court.

     Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Avenor at any time prior to the Avenor Shareholders' Meeting (provided that Bowater shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Avenor Shareholders' Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

     Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Avenor Shareholders' Meeting shall be effective only if (i) it is consented to by each of Avenor and Bowater, and (ii) if required by the Court, it is consented to by holders of the Avenor Common Shares voting in the manner directed by the Court.

                                                                       EXHIBIT 1

                           PROVISIONS ATTACHING TO THE
                               EXCHANGEABLE SHARES

     The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1

                                 INTERPRETATION

     1.1 For the purposes of these share provisions:

     "Affiliate" of any person means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

     "Board of Directors" means the board of directors of Bowater Canada.

     "Bowater" means Bowater Incorporated, a corporation existing under the laws of the State of Delaware, and any successor corporation thereto.

     "Bowater Canada" means Bowater Canada Inc., a corporation incorporated under the Canada Business Corporations Act and a subsidiary of Bowater Holdings.

     "Bowater Common Shares" mean the shares of common stock of Bowater, US$1.00 par value per share, and any other securities into which such shares may be changed.

     "Bowater Dividend Declaration Date" means the date on which the Board of Directors of Bowater declares any dividend on the Bowater Common Shares.

     "Bowater  Holdings"  means  Bowater  Canadian  Holdings   Incorporated,   a
corporation incorporated under the Companies Act (Nova Scotia) and a subsidiary of Bowater.

     "Bowater  Holdings Call Notice" has the meaning ascribed thereto in Section
6.3 of these share provisions.

     "Business Day" means any day, other than a Saturday, a Sunday and a statutory holiday in Montreal, Quebec or New York, New York.

                                   Exhibit 1-2

     "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying:

     (a)  the Foreign Currency Amount by,

     (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

     "Common Shares" means the common shares in the capital of Bowater Canada.

     "Control of Bowater" means the ownership by one Person or a Person and its Affiliates of securities carrying a majority of the voting rights attaching to all outstanding securities of Bowater.

     "Current Market Price" means, in respect of a Bowater Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Bowater Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the New York Stock Exchange, or, if the Bowater Common Shares are not then quoted on the New York Stock Exchange, on such other stock exchange or automated quotation system on which the Bowater Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Bowater Common Shares during such period does not create a market which reflects the fair market value of a Bowater Common Share, then the Current Market Price of a Bowater Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "Exchangeable Shares" mean the non-voting exchangeable shares in the capital of Bowater Canada having the rights, privileges, restrictions and conditions set forth herein.

     "Liquidation Amount" has the meaning ascribed thereto in Section 5.1 of these share provisions.

     "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

     "Liquidation Date" has the meaning ascribed thereto in Section 5.1 of these share provisions.

     "Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body

                                   Exhibit 1-3

corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

     "Plan of Arrangement" means the plan of arrangement relating to the arrangement of Avenor Inc. under section 192 of the Canada Business Corporations Act, to which plan these share provisions are attached.

     "Preferred Shares" means the non-voting preferred shares in the capital of Bowater Canada.

     "Purchase Price" has the meaning ascribed thereto in Section 6.3 of these share provisions.

     "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

     "Redemption Call Purchase Price" has the meaning ascribed thereto in the Plan of Arrangement.

     "Redemption Date" means the date, if any:

     (a) established by the Board of Directors for the redemption by Bowater Canada of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than June 30, 2008, unless there are fewer than 500,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Bowater and its Affiliates), as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares upon at least 60 days' prior written notice of any such acceleration to the registered holders of the Exchangeable Shares; provided however, that the accidental failure or omission to give any such notice of acceleration to less than 10% of such holders of Exchangeable Shares shall not affect the validity of such acceleration.; or

     (b) Control of Bowater is acquired by any Person, in which case the Redemption Date will be immediately prior to the event which causes the acquisition of control.


     "Redemption Price" has the meaning ascribed thereto in Section 7.1 of these share provisions.

     "Retracted Shares" has the meaning ascribed thereto in Section 6.1 of these share provisions.

                                   Exhibit 1-4

     "Retraction Call Right" has the meaning ascribed thereto in Section 6.1 of these share provisions.

     "Retraction Date" has the meaning ascribed thereto in Section 6.1(b) of these share provisions.

     "Retraction Price" has the meaning ascribed thereto in Section 6.1 of these share provisions.

     "Retraction Request" has the meaning ascribed thereto in Section 6.1 of these share provisions.

     "Support Agreement" means the Support Agreement to be entered into between Bowater, Bowater Holdings and Bowater Canada.

     "Transfer Agent" means the Secretary of Bowater Canada or such other person as may from time to time be appointed by Bowater Canada as the registrar and transfer agent for the Exchangeable Shares.

     "Trustee" means the trustee under the Voting and Exchange Trust Agreement, a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

     "Voting and Exchange Trust Agreement" means the Voting and Exchange Trust Agreement to be entered into between Bowater, Bowater Holdings, Bowater Canada and the Trustee.

                                    ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

     2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares, the Preferred Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Bowater Canada, whether voluntary or involuntary, or any other distribution of the assets of Bowater Canada among its shareholders for the purpose of winding up its affairs.

                                    ARTICLE 3

                                    DIVIDENDS

                                   Exhibit 1-5

     3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Bowater Dividend Declaration Date, declare a dividend on each Exchangeable Share:

     (a) in the case of a cash dividend declared on the Bowater Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars or the Canadian Dollar Equivalent thereof on the Bowater Dividend Declaration Date of the cash dividend declared on each Bowater Common Share;

     (b) in the case of a stock dividend declared on the Bowater Common Shares to be paid in Bowater Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Bowater Common Shares to be paid on each Bowater Common Share; or

     (c) in the case of a dividend declared on the Bowater Common Shares in property other than cash or Bowater Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.5 hereof) the type and amount of property declared as a dividend on each Bowater Common Share.

Such dividends shall be paid out of money, assets or property of Bowater Canada properly applicable to the payment of dividends, or out of authorized but unissued shares of Bowater Canada, as applicable.

     3.2 Cheques of Bowater Canada payable at par at any branch of the bankers of Bowater Canada shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by Bowater Canada in such manner as it shall determine and the issuance, distribution or transfer thereof by Bowater Canada to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against Bowater Canada any dividend that is represented by a cheque that has not been duly presented to Bowater Canada's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

     3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Bowater Common Shares.

                                   Exhibit 1-6

     3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which Bowater Canada shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

     3.5 The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require), economic equivalence for the purposes of Section 3.1(c) hereof, and each such determination shall be conclusive and binding on Bowater Canada and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

     (a) in the case of any stock dividend or other distribution payable in Bowater Common Shares, the number of such shares issued in proportion to the number of Bowater Common Shares previously outstanding;

     (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Bowater Common Share;

     (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Bowater of any class other than Bowater Common Shares, any rights, options or warrants other than those referred to in Section 3.5(b) above, any evidences of indebtedness of Bowater or any assets of Bowater), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Bowater Common Share and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Bowater Common Share; and

     (d) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Bowater Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

     For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more

                                   Exhibit 1-7

than  five  trading  days  before  the date of  determination  on the  principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the Board of Directors shall be conclusive and binding on Bowater Canada and its shareholders.

                                    ARTICLE 4

                              CERTAIN RESTRICTIONS

     4.1 So long as any of the Exchangeable Shares are outstanding, Bowater Canada shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

     (a) pay any dividends on the Common Shares, the Preferred Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

     (b) redeem or purchase or make any capital distribution in respect of Common Shares, Preferred Shares or any other shares ranking junior to the Exchangeable Shares;

     (c) redeem or purchase any other shares of Bowater Canada ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

     (d) issue any Exchangeable Shares or any other shares of Bowater Canada ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

     The restrictions in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared to date and paid on the Bowater Common Shares shall have been declared on the Exchangeable Shares and paid in full.

                                    ARTICLE 5

                           DISTRIBUTION ON LIQUIDATION

     5.1 In the event of the liquidation, dissolution or winding-up of Bowater Canada or any other distribution of the assets of Bowater Canada among its shareholders for the purpose of winding up

                                   Exhibit 1-8

its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of Bowater Canada in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of Bowater Canada among the holders of the Common Shares, the Preferred Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "Liquidation Amount") equal to:

     (a) the Current Market Price of a Bowater Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Bowater Canada causing to be delivered to such holder one Bowater Common Share; plus

     (b) the right to receive the full amount when paid of all unpaid dividends on each such Exchangeable Share for which the record date has occurred prior to the Liquidation Date.

     5.2 On or promptly after the Liquidation Date, and subject to the exercise by Bowater Holdings of the Liquidation Call Right, Bowater Canada shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of Bowater Canada for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada by notice to the holders of Exchangeable Shares, on behalf of Bowater Canada of certificates representing Bowater Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and on the applicable dividend payment date a cheque of Bowater Canada payable at par at any branch of the bankers of Bowater Canada in respect of the full amount of any unpaid dividends comprising part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom by Bowater Canada). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. Bowater Canada shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a

                                   Exhibit 1-9

custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Bowater Common Shares delivered to them or the custodian on their behalf.

     5.3 After Bowater Canada has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of Bowater Canada.

                                  Exhibit 1-10

                                    ARTICLE 6

                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

     6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Bowater Holdings of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require Bowater Canada to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a Bowater Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by Bowater Canada causing to be delivered to such holder one Bowater Common Share for each Exchangeable Share presented and surrendered by the holder, plus (b) the right to receive the full amount when paid of all unpaid dividends thereon for which the record date for such dividends has occurred prior to the Retraction Date (collectively the "Retraction Price"). To effect such redemption, the holder shall present and surrender at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have Bowater Canada redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to Bowater Canada:

     (a) specifying that the holder desires to have all or any number  specified
therein  of  the  Exchangeable   Shares   represented  by  such  certificate  or
certificates (the "Retracted Shares") redeemed by Bowater Canada;

     (b) stating the Business Day on which the holder desires to have Bowater Canada redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by Bowater Canada and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the fifteenth Business Day after the date on which the Retraction Request is received by Bowater Canada; and

     (c) acknowledging the overriding right (the "Retraction Call Right") of Bowater Holdings to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Bowater Holdings in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

     6.2 Subject to the exercise by Bowater Holdings of the Retraction Call Right, upon receipt by Bowater Canada or the Transfer Agent in the manner specified in Section 6.1 hereof of a

                                  Exhibit 1-11

certificate or certificates representing the number of Exchangeable Shares which the holder desires to have Bowater Canada redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, Bowater Canada shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares (provided that any unpaid dividends forming part of the Retraction Price shall be paid on the payment date for such dividends). If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Bowater Holdings pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Bowater Canada.

     6.3 Upon receipt by Bowater Canada of a Retraction Request, Bowater Canada shall immediately notify Bowater and Bowater Holdings thereof. In order to exercise the Retraction Call Right, Bowater Holdings must notify Bowater Canada of its determination to do so (the "Bowater Holdings Call Notice") within five Business Days of notification to Bowater Holdings by Bowater Canada of the receipt by Bowater Canada of the Retraction Request. If Bowater Holdings delivers the Bowater Holdings Call Notice within such five Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Bowater Holdings in accordance with the Retraction Call Right. In such event, Bowater Canada shall not redeem the Retracted Shares and Bowater Holdings shall purchase from such holder and such holder shall sell to Bowater Holdings on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Bowater Holdings shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Bowater Common Shares and shall waive any rights to receive any dividends which represent the amount of the remaining portion, if any, of the total Purchase Price (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom by Bowater Holdings). Provided that Bowater Holdings has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by Bowater Canada of such Retracted Shares shall take place on the Retraction Date. In the event that Bowater Holdings does not deliver a Bowater Holdings Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, Bowater Canada shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

     6.4 Bowater Canada or Bowater Holdings, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of Bowater Canada for the Exchangeable Shares or at the address specified in the holder's

                                  Exhibit 1-12

Retraction Request or by holding for pick-up by the holder at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada by notice to the holders of Exchangeable Shares, certificates representing the Bowater Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and on the applicable dividend payment date a cheque payable at par at any branch of the bankers of Bowater Canada in payment of the remaining portion, if any, of the total Retraction Price or the total Purchase Price, as the case may be (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom), and such delivery of such certificates and cheque on behalf of Bowater Canada or by Bowater Holdings, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (plus any tax deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

     6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by Bowater Canada or purchased by Bowater Holdings shall thereafter be considered and deemed for all purposes to be a holder of the Bowater Common Shares delivered to it.

     6.6 Notwithstanding any other provision of this Article 6, Bowater Canada shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If Bowater Canada believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Bowater Holdings shall not have exercised the Retraction Call Right with respect to the Retracted Shares, Bowater Canada shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by Bowater Canada. In any case in which the redemption by Bowater Canada of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, Bowater Canada shall redeem Retracted Shares in accordance

                                  Exhibit 1-13

with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of Bowater Canada, representing the Retracted Shares not redeemed by Bowater Canada pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by Bowater Canada pursuant to Section 6.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Bowater to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Bowater to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

     6.7 A holder of Retracted Shares may, by notice in writing given by the holder to Bowater Canada before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Bowater Holdings shall be deemed to have been revoked.

                                    ARTICLE 7

               REDEMPTION OF EXCHANGEABLE SHARES BY BOWATER CANADA

     7.1 Subject to applicable law, and provided Bowater Holdings has not exercised the Redemption Call Right, Bowater Canada shall on the Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a Bowater Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Bowater Canada causing to be delivered to each holder of Exchangeable Shares one Bowater Common Share for each Exchangeable Share held by such holder, plus
(b) the right to receive the full amount when paid of all unpaid dividends thereon for which the record date has occurred prior to the Redemption Date (collectively, the "Redemption Price").

     7.2 In any case of a redemption of Exchangeable Shares under this Article 7, Bowater Canada shall, at least 60 days before the Redemption Date except in the case of an acquisition of Control of Bowater, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by Bowater Canada or the purchase by Bowater Holdings under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of an acquisition of Control of Bowater, the notice of redemption by Bowater Canada or the purchase by Bowater Holdings under the Redemption Call Right will be sent on the Redemption Date. In either case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

                                  Exhibit 1-14

     7.3 On or after the Redemption Date and subject to the exercise by Bowater Holdings of the Redemption Call Right, Bowater Canada shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of Bowater Canada or by holding for pick-up by the holder at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada in such notice, on behalf of Bowater Canada of certificates representing Bowater Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and on the applicable dividend payment date a cheque of Bowater Canada payable at par at any branch of the bankers of Bowater Canada in respect of the full amount of any unpaid dividends comprising part of the total Redemption Price (in each case less any amounts withheld on account of tax required to be withheld and remitted therefrom by Bowater Canada). On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. Bowater Canada shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice (less any amounts withheld on account of tax required to be withheld and remitted therefrom by Bowater Canada). Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Bowater Common Shares delivered to them or the custodian on their behalf.

                                  Exhibit 1-15

                                    ARTICLE 8

                            PURCHASE FOR CANCELLATION

     8.1 Subject to applicable law and the articles of Bowater Canada, Bowater Canada may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this Section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to Bowater Canada than Bowater Canada is prepared to purchase, the Exchangeable Shares to be purchased by Bowater Canada shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to Bowater Canada, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than Bowater Canada is prepared to purchase after Bowater Canada has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of Bowater Canada.

                                    ARTICLE 9

                                  VOTING RIGHTS

     9.1 Except as required by applicable law, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of Bowater Canada or to vote at any such meeting.

                                   ARTICLE 10

                             AMENDMENT AND APPROVAL

     10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

     10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law

                                  Exhibit 1-16

subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 11

                            RECIPROCAL CHANGES, ETC.
                       IN RESPECT OF BOWATER COMMON SHARES

     11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Bowater will not without the prior approval of Bowater Canada and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

     (a) issue or distribute Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares) to the holders of all or substantially all of the then outstanding Bowater Common Shares by way of stock dividend or other distribution, other than an issue of Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares) to holders of Bowater Common Shares who exercise an option to receive dividends in Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares) in lieu of receiving cash dividends;

     (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Bowater Common Shares entitling them to subscribe for or to purchase Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares);

     (c) issue or distribute to the holders of all or substantially all of the then outstanding Bowater Common Shares:

                                  Exhibit 1-17

          (i) shares or securities of Bowater of any class other than Bowater Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Bowater Common Shares);

          (ii)  rights,  options or  warrants  other than those  referred  to in
     Section 11.1(b) above;

          (iii) evidences of indebtedness of Bowater; or

          (iv) assets of Bowater,

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

     11.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Bowater will not without the prior approval of Bowater Canada and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

          (i) subdivide, redivide or change the then outstanding Bowater Common Shares into a greater number of Bowater Common Shares;

          (ii) reduce, combine, consolidate or change the then outstanding Bowater Common Shares into a lesser number of Bowater Common Shares; or

          (iii)  reclassify  or otherwise  change the Bowater  Common  Shares or
     effect  an  amalgamation,   merger,  reorganization  or  other  transaction
     affecting the Bowater Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions.

                                   ARTICLE 12

                ACTIONS BY BOWATER CANADA UNDER SUPPORT AGREEMENT

     12.1 Bowater Canada will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Bowater, Bowater Holdings and Bowater Canada with all provisions of the Support Agreement applicable to Bowater, Bowater Holdings and Bowater Canada, respectively, in accordance with the terms thereof

                                  Exhibit 1-18

including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of Bowater Canada all rights and benefits in favour of Bowater Canada under or pursuant to such agreement.

     12.2 Bowater Canada shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other party or parties to such agreement for the protection of Bowater Canada or the holders of the Exchangeable Shares thereunder;

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to Bowater Canada, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13

                                     LEGEND

     13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

                                   ARTICLE 14

                                     NOTICES

     14.1 Any notice, request or other communication to be given to Bowater Canada by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage

                                  Exhibit 1-19

prepaid) or by telecopy or by delivery to the Transfer Agent, with a copy addressed to the Secretary of Bowater Canada and addressed to the attention of the President of Bowater Canada. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by Bowater Canada.

     14.2 Any presentation and surrender by a holder of Exchangeable Shares to Bowater Canada or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of Bowater Canada or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of Bowater Canada or to such office of the Transfer Agent as may be specified by Bowater Canada, in each case addressed to the attention of the President of Bowater Canada. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by Bowater Canada or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

     14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of Bowater Canada shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of Bowater Canada or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by Bowater Canada pursuant thereto.

                                   ARTICLE 15

                                SPECIFIED AMOUNT

     15.1 For the purposes of subsection 191(4) of the Income Tax Act (Canada), the specified amount in respect of an Exchangeable Share is $[ a number equal to C$35 divided by the Exchange Ratio will be inserted prior to the filing of articles of Bowater Canada providing for these share provisions].

                                   SCHEDULE A

                              NOTICE OF RETRACTION

To Bowater Incorporated ("Bowater"), Bowater Canada Inc. ("Bowater Canada") and Bowater Canadian Holdings Incorporated ("Bowater Holdings")

     This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Share(s) of Bowater Canada represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies Bowater Canada that, subject to the Retraction Call Right referred to below, the undersigned desires to have Bowater Canada redeem in accordance with Article 6 of the Share Provisions:

     |_|  all share(s) represented by this certificate; or

     |_|  _____________ share(s) only.

     The undersigned hereby notifies Bowater Canada that the Retraction Date shall be __________________.


NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by Bowater Canada. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by Bowater Canada.

     The undersigned acknowledges the Retraction Call Right of Bowater Holdings to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retractable Shares to Bowater Holdings in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This notice of retraction, and the offer to sell the Retracted Shares to Bowater Holdings, may be revoked and withdrawn by the undersigned only by notice in writing given to Bowater Canada at any time before the close of business on the Business Day immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Bowater Canada is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Bowater to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to Bowater, Bowater Canada and Bowater Holdings that the undersigned:

     |_|  is

 (select one)

     |_|  is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax will be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

     The undersigned hereby represents and warrants to Bowater, Bowater Canada and Bowater Holdings that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Bowater, Bowater Canada or Bowater Holdings, as the case may be, free and clear of all liens, claims and encumbrances.


(Date)      (Signature of Shareholder)                  (Guarantee of Signature)

|_| Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder by the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Bowater Canada and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.



          Date

Name of Person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print)

City, Province and Postal Code
         Signature Guaranteed by

NOTE:    If  the  notice  of  retraction  is for  less  than  all of the  shares represented by this certificate, a certificate representing the remaining share(s) of Bowater Canada represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Bowater Canada, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                   SCHEDULE B

                  REPRESENTATIONS AND WARRANTIES OF AVENOR INC.

1. Organization. Each of Avenor and its Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares of capital stock and other ownership interests of its Subsidiaries are validly issued, fully paid and non-assessable and all such shares and other ownership interests owned directly or indirectly by Avenor are, except as disclosed in writing, to Bowater or pursuant to restrictions on transfer contained in constating documents, rights of first refusal and similar rights restricting transfer contained in shareholders, partnership or joint venture agreements for or pursuant to existing financing arrangements involving Subsidiaries which are not wholly owned, owned free and clear of all material liens, claims or encumbrances and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its Subsidiaries. Avenor has disclosed in writing to Bowater the names and jurisdictions of incorporation of each of its Subsidiaries.

2. Capitalization. The authorized capital of Avenor consists of an unlimited number of Avenor Common Shares. As of December 31, 1997 there were 65,534,625 Avenor Common Shares outstanding and 1,500,000 Avenor Common Shares were reserved, in the aggregate, for issuance in respect of the Key Employee Stock Incentive Plan of which 1,240,969 Avenor Common Shares are subject to issuance under the Key Employee Stock Incentive Plan and 5,693,115 Avenor Common Shares are issuable on exercise of the outstanding Avenor Convertible Debentures and no more than 400,000 Avenor Common Shares are issuable under Avenor's Employee Share Purchase Plan. Except as described in the immediately preceding sentence, and except for the rights issued in connection with the Avenor Shareholder Rights Plan Agreement dated October 20, 1995, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Avenor or any Subsidiary to issue or sell any shares of Avenor or any of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of Avenor, any Subsidiary or any other person, nor is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Avenor or any Subsidiary. There have been no Avenor Common Shares issued since December 31, 1997, other than pursuant to the exercise of stock option entitlements and 4,487 Avenor Common Shares issued under Avenor's Employee Share Purchase Plan. All outstanding Avenor Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of Avenor or any Subsidiary having the right to vote

     (or, other than the Avenor Convertible Debentures, that are convertible for or exercisable into securities having the right to vote) with the holders of the Avenor Common Shares on any matter. There are no outstanding contractual obligations of Avenor or any of its subsidiaries to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of any of its Subsidiaries.


3. Authority. Avenor has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Avenor and the consummation by Avenor of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of Avenor and, subject to shareholder approval, no other corporate proceedings on the part of Avenor are necessary to authorize this Agreement or the transactions contemplated hereby other than in connection with the approval by the Board of Directors of Avenor of the Joint Proxy Circular, the issuance of Avenor Exchangeable Shares and other matters relating to the implementation of the Arrangement. This Agreement has been duly executed and delivered by Avenor and constitutes a valid and binding obligation of Avenor, enforceable against Avenor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other applicable Laws relating to or affecting creditors' rights generally, to general principles of equity and public policy. Except as disclosed in writing to Bowater on or prior to the date hereof, the approval of the Arrangement Agreement and the consents, approvals, orders, authorizations, declarations and filings referred to in
     Section 6.1 of this Agreement, the execution and delivery by Avenor of this Agreement and performance by it of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

     (a) result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:

          (i) its or any Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in any Material Subsidiary;

          (ii) any law, regulation, order, judgment or decree; or

          (iii)any contract, agreement, license, franchise or permit to which Avenor or any Material Subsidiary is bound or is subject or is the beneficiary;

     (b) give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available; or

     (c) result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any Material Subsidiary, or restrict, hinder, impair or limit the ability of Avenor or any Material Subsidiary to carry on the business of Avenor or any Material Subsidiary as and where it is now being carried on or as and where it may be carried on in the future, which would, individually or in the aggregate, have a material adverse effect on Avenor. Except as previously disclosed in writing to Bowater, no consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other party is required to be obtained by Avenor and its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Avenor of the transactions contemplated hereby other than
(i) any approvals required by the Interim Order, (ii) the Final Order, (iii) filings with the Director under the CBCA and filings with and approvals required by provincial securities authorities and stock exchanges, (iv) any other consents, waivers, permits, orders or approvals referred to in Section 6.1 of this Agreement and (v) any other consents, approvals, orders, authorizations, declarations or filings which, if not obtained, would not in the aggregate have a material adverse effect on Avenor.

     4. Material Customers. There is no single customer of Avenor or its Subsidiaries, the loss of which would have a material adverse effect on Avenor.

     5. No Defaults. Except as disclosed in writing to Bowater, neither Avenor nor any of its Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any material contract or agreement to which it is a party which would, if terminated due to such default, cause a material adverse effect with respect to Avenor.

     6. Intellectual Property. Avenor and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade names, service marks, copyrights, know how and other proprietary intellectual property rights that are material to the conduct of the business of Avenor and its Subsidiaries taken as a whole.

     7. Absence of Changes. Since December 31, 1997, and except as has been previously disclosed in writing to Bowater or has been publicly disclosed prior to the date hereof in any document filed with the Ontario Securities Commission (the "Securities Authorities") (i) Avenor has conducted its business only in the ordinary and regular course of business consistent with past practice, (ii) other than in the ordinary and regular course of business consistent with past practice, no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which would individually or in the aggregate be material to Avenor have been incurred, (iii) there has not been any material change (as defined under the Securities Act (Ontario)) in the affairs of Avenor or in the financial condition, results of operations or business of Avenor, (iv) as of the date hereof, there are no material change reports filed with the Securities Authorities which remain confidential, (v) Avenor has not declared or paid any dividends or distributions on any of its outstanding shares (other than regular quarterly dividends in respect of the Avenor Common Shares consistent with past practice), (vi) Avenor has not effected or passed any resolution to approve a split, combination or reclassification of any of its outstanding shares,
          (vii) Avenor has not granted any increase in the aggregate cash compensation payable to any executive officer, except in the ordinary course of business consistent with past practice, or granted to any such officer of any increase in severance or termination pay, (viii) Avenor has not effected any change in its accounting methods, principles or practices, and (ix) Avenor has not adopted or materially amended any collective bargaining agreement, bonus, pension, profit sharing, stock purchase, stock option or other benefit plan. The last filing by Avenor with Securities Authorities was the 1997 financial statements and management's discussion and analysis relating thereto filed with the Securities Authorities on or about March 4, 1998.

         8.  Employment Agreements

     (a) Other than as disclosed in writing to Bowater on or prior to the date hereof, or except as set forth in the proxy circular prepared in connection with the Annual Meeting of Avenor held in 1997, Avenor is not a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement with, any senior executive of Avenor.

     (b) Other than as disclosed in writing to Bowater on or prior to the date hereof, neither Avenor nor any Material Subsidiary is a party to any collective bargaining agreement nor subject to any application for certification or threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current, pending or threatened strikes or lockouts at either Avenor or any Material Subsidiary that would individually or in the aggregate have a material adverse effect on Avenor.

     (c) Other than as disclosed in writing to Bowater on or prior to the date hereof, neither Avenor nor any Material Subsidiary is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or threatened, or any litigation, actual or threatened, relating to employment or termination of employment of employees or independent contractors other than those claims or such litigation as would individually or in the aggregate not have a material adverse effect on Avenor.

     (d) Other than as disclosed in writing to Bowater on or prior to the date hereof or are not material, Avenor and all Material Subsidiaries have operated in accordance with all applicable Laws with respect to employment and labour, including, but not limited to, employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations and there are no current, pending or threatened proceedings before any board or tribunal with respect to any of the areas listed herein other than where the failure to so operate or such proceedings which, individually or in the aggregate, would not have a material adverse effect on Avenor.

     9. Disclosure. Avenor has publicly disclosed in documents filed with the Securities Authorities or disclosed to Bowater in writing, on or prior to the date hereof, any information regarding any event, circumstance or action taken or failed to be taken which could individually or in the aggregate have a material adverse effect on Avenor.

     10. Financial Statements. The audited consolidated statement of financial position and related consolidated statements of income, changes in financial position and contributed surplus and retained earnings of Avenor for the fiscal year ending December 31, 1997, and the audited consolidated statement of financial position and related consolidated statements of income, changes in financial position and statements of contributed surplus and retained earnings for the years ended December 31, 1995 and December 31, 1996, as contained in Avenor's 1995 and 1996 Annual Reports, were prepared in accordance with generally accepted accounting principles in Canada consistently applied and fairly present the consolidated financial condition of Avenor at the respective dates indicated and the results of operations of Avenor (on a consolidated basis) for the period covered.

     11. Books and Records. The corporate records and minute books of Avenor and the Material Subsidiaries have been maintained substantially in accordance with all applicable Laws and are complete and accurate in all material respects.

     12. Litigation, Etc. Except as set forth or specifically reflected in any document filed with the Securities Authorities, or as disclosed in writing to Bowater prior to the date hereof, there is no claim, action, proceeding or investigation pending or, to the knowledge of Avenor, threatened against or relating to Avenor or any Material Subsidiary or affecting any of their properties or assets before any court or governmental or regulatory authority or body that, if adversely determined, is likely to have a material adverse effect on Avenor and its Material Subsidiaries, taken as a whole, or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement, nor is Avenor aware of any basis for any such claim, action, proceeding or investigation. Neither Avenor nor any Material Subsidiary is subject to any outstanding order, writ, injunction or decree that has had or is reasonably likely to have a material adverse effect on Avenor or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement.

     13. Environmental. All operations of Avenor and its Material Subsidiaries have been, and are now, in compliance with all Environmental Laws, except where the failure to be in compliance would not individually or in the aggregate have a material adverse effect on Avenor. Except as Avenor has publicly disclosed in documents filed with the Securities Authorities or as disclosed in writing to Bowater prior to the date hereof, neither Avenor nor any Material Subsidiary is aware of, or is subject to:

     (a) any proceeding, application, order or directive which relates to environmental health or safety matters, and which may require any material work, repairs, construction or expenditures; or

     (b) any demand or notice with respect to the breach of any Environmental Laws applicable to Avenor or any Subsidiary, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of Hazardous Substances, which individually or in the aggregate would have a material adverse effect on Avenor.

     14. Insurance. Policies of insurance in force as of the date hereof naming Avenor as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of Avenor and the Material Subsidiaries for which, having regard to the nature of such risk and the relative cost of obtaining insurance, it is in the opinion of Avenor acting reasonably to seek such insurances rather than provide for self insurance. All such policies of insurance shall remain in full force and effect and shall not be cancelled or otherwise terminated as a result of the transactions contemplated hereby or by the Arrangement other than such cancellations as would not individually or in the aggregate have a material adverse effect on Avenor.

     15. Tax Matters. Avenor and each of its Subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all Taxes that are due and payable, in each case except for any such Tax Returns or Taxes the non-filing or non-payment of which have not had and would not be reasonably likely to have a material adverse effect on Avenor, and Avenor has provided adequate accruals in accordance with generally accepted accounting principles in its most recently published financial statements for any Taxes for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns. Since such publication date, no material Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business.

     Except as otherwise disclosed in writing to Bowater, neither Avenor nor any Subsidiary has received any written notification that any material issues have been raised (and are currently pending) by Revenue Canada, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above, and no waivers of statutes of limitations have been given or requested with respect to Avenor or any Subsidiary, in each case except for any such written notices or waivers which have not had and would not be likely to have a material adverse effect on Avenor. To the best of the knowledge of Avenor, there are no material proposed (but unassessed) additional Taxes and none have been asserted. No Tax liens have been filed other than for Taxes not yet due and payable. Neither Avenor nor any Avenor Subsidiary (i) has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code or (ii) is a party to any Tax sharing or other similar agreement or arrangement of any nature with any other person pursuant to which Avenor or any Avenor Subsidiary has or could have any liabilities in respect of Taxes. Avenor has not made an election under Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

     "Tax" and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security, workers' compensation, unemployment insurance or compensation, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

     16.  Pension and Employee Benefits

     (a) Other than as disclosed in writing to Bowater on or prior to the date hereof or in any document previously filed with the Securities Authorities, Avenor has complied, in all material respects, with all the terms of, and all applicable Laws in respect of, the pension and other employee compensation and benefit obligations of Avenor and its Material Subsidiaries, including the terms of any collective agreements, funding and investment contracts or obligations applicable thereto, arising under or relating to each of the pension or retirement income plans or other employee compensation or benefit plans, agreements, policies, programs, arrangements or practices, whether written or oral, which are maintained by or binding upon Avenor or any of its Material Subsidiaries (collectively referred to as the "Avenor Plans") and all Avenor Plans are fully funded and in good standing with such regulatory authorities as may be applicable.

     (b) No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Avenor Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable legislation refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material Taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of the Avenor Plans or their assets which individually or in the aggregate would have a material adverse effect on Avenor.

     17. Property. Other than as disclosed in writing to Bowater on or prior to the date hereof, Avenor and its Material Subsidiaries have good and sufficient title to the real property interests including, without limitation, fee simple estate of and in real property, leases, easements, rights of way, permits or licences from land owners or authorities permitting the use of land by Avenor and its Material Subsidiaries, necessary to permit the operation of its businesses as presently owned and conducted except as disclosed in writing to Avenor and except for such failure of title that would individually or in the aggregate not have a material adverse effect on Avenor.

     18. Reports. Avenor has filed with the Securities Authorities true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996 (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "Avenor Documents"). The
          Avenor Documents, at the time filed, (a) did not contain any misrepresentation (as defined in the Securities Act (Ontario)) and (b) complied in all material respects with the requirements of applicable securities legislation. Avenor has not filed any confidential material change report with any Securities Authorities which at the date hereof remains confidential.

     19. Compliance with Laws. Since December 31, 1997, and except as has been publicly disclosed prior to the date hereof in any document filed with the Securities Authorities, Avenor and its Material Subsidiaries have complied with and are not in violation of any applicable Laws other than non-compliance or violations which would not individually or in the aggregate have a material adverse effect on Avenor.

     20. Licenses, Etc. Except as disclosed in writing to Bowater on or prior to the date hereof, Avenor and each of its Material Subsidiaries owns, possesses, or has obtained and is in compliance with, all licenses, permits (including permits required under Environmental Laws), certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted or as proposed to be conducted, the failure to own, possess, obtain or be in compliance with which would not individually or in the aggregate have a material adverse effect on Avenor.

     21. Certain Contracts. Except as disclosed in writing to Bowater on or prior to the date hereof, neither Avenor nor any of its Material Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit the manner or the localities in which all or any material portion of the business of Avenor or its Material Subsidiaries is or would be conducted other than such contracts which individually or in the aggregate would not have a material adverse effect on the current business or operations of Avenor.

     22. Insurance Matters. Avenor is not aware at the date of this Agreement of any reason why insurance through a "discovery" endorsement which protects the directors and officers of Avenor (including former directors and officers) would not be available for the six years following the Effective Date as provided in Section 5.9, "Insurance", of the Arrangement Agreement. There have not been any claims asserted against Avenor with respect to any directors' or officers' indemnification agreement referred to in Section 5.9. Avenor has not taken any action, and Avenor is not aware that the insureds under the policy referred to in Section 5.9 have taken any action, which would impair the coverage under such insurance policy.

                                   SCHEDULE C

                    REPRESENTATIONS AND WARRANTIES OF BOWATER

1. Organization. Each of Bowater and its Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares of capital stock and other ownership interests of its Subsidiaries are validly issued, fully paid and non-assessable and all such shares and other ownership interests owned directly or indirectly by Bowater are, except as disclosed in writing, to Avenor or pursuant to restrictions on transfer contained in constating documents, rights of first refusal and similar rights restricting transfer contained in shareholders, partnership or joint venture agreements for or pursuant to existing financing arrangements involving Subsidiaries which are not wholly owned, owned free and clear of all material liens, claims or encumbrances and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its Subsidiaries.

2. Capitalization. The authorized capital of Bowater consists of 110,000,000 shares consisting of 10,000,000 of Serial Preferred Stock, U.S.$1.00 par value and 100,000,000 Bowater Common Shares. As of December 31, 1997 there were 40,321,105 Bowater Common Shares outstanding and 264,318 8.40% Series C Cumulative Preferred Stock outstanding. As of December 31, 1997 there were reserved, in the aggregate, for issuance in respect of Bowater's Stock Incentive Plans 2,549,000 Bowater Common Shares of which 642,000 have yet to be granted and 1,907,000 were outstanding but unexercised as at December 31, 1997. In addition, Bowater has established the 1997-1999 Long Term Incentive Plan, which could result in the issuance of up to an additional 991,878 Bowater Common Shares. Except as described in the immediately preceding sentences, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Bowater or any Subsidiary to issue or sell any shares of Bowater or any of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of Bowater, any Subsidiary or any other person. There have been no Bowater Common Shares issued since December 31, 1997, other than pursuant to the exercise of stock option entitlements.

3. Authority. Bowater has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Bowater and the consummation by Bowater of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of Bowater and, subject to shareholder approval, no other corporate proceedings on the part of Bowater are necessary to authorize this Agreement or the transactions contemplated hereby other than in connection with the approval by the Board of

     Directors of Bowater of the Joint Proxy Circular, the issuance of Bowater Common Shares and other matters relating to the implementation of the Arrangement. This Agreement has been duly executed and delivered by Bowater and constitutes a valid and binding obligation of Bowater, enforceable against Bowater in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, and other applicable Laws relating to or affecting creditors' rights generally, to general principles of equity and public policy. Except as disclosed in writing to Avenor on or prior to the date hereof, the approval of the Bowater Resolution and the consents, approvals, orders, authorizations, declarations and filings court and regulatory approvals referred to in
     Section 6.1 of this Agreement, the execution and delivery by Bowater of this Agreement and performance by it of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

     (a) result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:

          (i) its or any Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in any Material Subsidiary;

          (ii) any law, regulation, order, judgment or decree; or

          (iii) any contract, agreement, license, franchise or permit to which Bowater or any Material Subsidiary is bound or is subject or is the beneficiary;

     (b) give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available; or

     (c) result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any Material Subsidiary, or restrict, hinder, impair or limit the ability of Bowater or any Material Subsidiary to carry on the business of Bowater or any Material Subsidiary as and where it is now being carried on or as and where it may be carried on in the future, which would, individually or in the aggregate, have a material adverse effect on Bowater. Except as disclosed in writing to Avenor, no consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other party is required to be obtained by Bowater and its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Bowater of the transactions contemplated hereby other than
(i) any approvals required by the Interim Order, (ii) the Final Order, (iii) filings which may be required under the Delaware General Corporation Law and filings with and approvals required by the SEC, state and provincial securities authorities and stock exchanges, (iv) any other consents, waivers, permits, orders or approvals referred to in Section 6.1 of this Agreement and (v) any other consents, approvals, orders, authorizations, declarations or filings which, if not obtained, would not in the aggregate have a material adverse effect on Bowater.

     4. Funds Available. Bowater has sufficient funds or financing commitments available to carry out its obligations under this Agreement and in respect of the Arrangement and to pay all related fees and expenses. Bowater has provided to Avenor the terms of such financing as set out in commitment letters of The Chase Manhattan Bank both dated March 5, 1998 in favour of Bowater.

     5. Absence of Changes. Since December 31, 1997, and except as has been previously disclosed in writing to Avenor or has been publicly disclosed prior to the date hereof in any document filed with the SEC,
          (i) Bowater has conducted its business only in the ordinary and regular course of business consistent with past practice, (ii) other than in the ordinary and regular course of business consistent with past practice, no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which would individually or in the aggregate be material to Bowater have been incurred, and
          (iii) there is no material fact that exists on the date hereof that has not been disclosed in the disclosure documents of Bowater filed with the SEC, which if publicly disclosed, would reflect a material adverse change in the affairs of Bowater.

     6. Employment Agreements. Other than as disclosed in writing to Avenor on or prior to the date hereof, Bowater has disclosed all that it is required by Law to publicly disclose with respect to any agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement with, any senior executive officer of Bowater.

     7. Disclosure. Bowater has publicly disclosed in documents filed with the SEC or disclosed to Avenor in writing, on or prior to the date hereof, any information regarding any event, circumstance or action taken or failed to be taken which could individually or in the aggregate have a material adverse effect on Bowater.

     8. Financial Statements. The audited consolidated statement of operations, consolidated balance sheet, consolidated statement of capital accounts and consolidated statement of cash flows of Bowater for the fiscal year ending December 31, 1997, and such statements of Bowater for the years ended December 31, 1995 and December 31, 1996, as contained in Bowater's 1995 and 1996 Annual Reports, were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial condition of Bowater at the respective dates indicated and the results of operations of Bowater (on a consolidated basis) for the period covered.

     9. Litigation, Etc. Except as set forth or specifically reflected in any document filed with the SEC, or as disclosed in writing to Avenor prior to the date hereof, there is no claim, action, proceeding or investigation pending or, to the knowledge of Bowater, threatened against or relating to Bowater or any Material Subsidiary or affecting any of their properties or assets before any court or governmental or regulatory authority or body that, if adversely determined, is likely to have a material adverse effect on Bowater or prevent or materially delay consummation of the transactions contemplated by this Agreement, nor is Bowater aware of any basis for any such claim, action, proceeding or investigation. Neither Bowater nor any Material Subsidiary is subject to any outstanding order, writ, injunction or decree that has had or is reasonably likely to have a material adverse effect on Bowater or prevent or materially delay consummation of the transactions contemplated by this Agreement.

     10. Environmental. All operations of Bowater and its Material Subsidiaries have been, and are now, in compliance with all Environmental Laws, except where the failure to be in compliance would not individually or in the aggregate have a material adverse effect on Bowater. Except as Bowater has publicly disclosed in documents filed with the SEC or has disclosed in writing to Avenor prior to the date hereof, neither Bowater nor any Material Subsidiary is aware of, or is subject to:

     (a) any proceeding, application, order or directive which relates to environmental health or safety matters, and which may require any material work, repairs, construction or expenditures; or

     (b) any demand or notice with respect to the breach of any Environmental Laws applicable to Bowater or any Subsidiary, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of Hazardous Substances, which individually or in the aggregate would have a material adverse effect on Bowater.

     11. Insurance. Policies of insurance in force as of the date hereof naming Bowater as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of Bowater and the Material Subsidiaries for which, having regard to the nature of such risk and the relative cost of obtaining insurance, it is in the opinion of Bowater acting reasonably to seek such insurances rather than provide for self insurance. All such policies of insurance shall remain in full force and effect and shall not be cancelled or otherwise terminated as a result of the transactions contemplated hereby or by the Arrangement other than such cancellations as would not individually or in the aggregate have a material adverse effect on Bowater.

     12. Tax Matters. Except as disclosed in writing to Avenor, Bowater and each of its Subsidiaries have filed on a timely basis (or within permitted extensions), or caused to be filed, all Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all Taxes that are due and payable, in each case except for any such Tax Returns or Taxes the non-filing or non-payment of which have not had and would not be reasonably likely to have a material adverse effect on Bowater, and Bowater has provided adequate accruals in accordance with generally accepted accounting principles in its most recently published financial statements for any Taxes for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns. Since such publication date, no material Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business.

     Except as otherwise disclosed in writing to Avenor, neither Bowater nor any Subsidiary has received any written notification that any material issues have been raised (and are currently pending) by Revenue Canada, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above, and no waivers of statutes of limitations have been given or requested with respect to Bowater or any Subsidiary, in each case except for any such written notices or waivers which have not had and would not be likely to have a material adverse effect on Bowater. To the best of the knowledge of Bowater, there are no material proposed (but unassessed) additional Taxes and none have been asserted. No Tax liens have been filed other than for Taxes not yet due and payable. Neither Bowater nor any Bowater Subsidiary (i) has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code or (ii) is a party to any Tax sharing or other similar agreement or arrangement of any nature with any other person pursuant to which Bowater or any Bowater Subsidiary has or could have any liabilities in respect of Taxes.

     13. Pension and Employee Benefits

     (a) Other than as disclosed in writing to Avenor on or prior to the date hereof, Bowater has complied, in all material respects, with all the terms of and all applicable Laws (including funding requirements) in respect of the pension and other employee compensation and benefit obligations of Bowater and its Material Subsidiaries.

     (b) No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Bowater Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable legislation refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material Taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of the Bowater Plans or their assets which individually or in the aggregate would have a material adverse effect on Bowater.

     14. Property. Other than as disclosed in writing to Avenor on or prior to the date hereof, Bowater and its Material Subsidiaries have good and sufficient title to the real property interests including, without limitation, fee simple estate of and in real property, leases, easements, rights of way, permits or licences from land owners or authorities permitting the use of land by Bowater and its Material Subsidiaries, necessary to permit the operation of its businesses as presently owned and conducted except as disclosed in writing to Bowater and except for such failure of title that would individually or in the aggregate not have a material adverse effect on Bowater.

     15. Reports. Bowater has filed with the SEC true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996 (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "Bowater Documents"). The Bowater Documents, at the time filed, (a) did not contain any misrepresentation and (b) complied in all material respects with the requirements of applicable securities legislation.

     16. Compliance with Laws. Since December 31, 1997, and except as has been publicly disclosed prior to the date hereof in any document filed with the SEC, Bowater and its Material Subsidiaries have complied with and are not in violation of any applicable Laws other than non-compliance or violations which would not individually or in the aggregate have a material adverse effect on Bowater.

     17. Licenses, Etc. Except as has been publicly disclosed prior to the date hereof in any document filed with SEC or disclosed in writing to Avenor, Bowater and each of its Material Subsidiaries owns, possesses, or has obtained and is in compliance with, all licenses, permits (including permits required under Environmental Laws), certificates, costs, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted or as proposed to be conducted, the failure to own, possess, obtain or be in compliance with which would not individually or in the aggregate have a material adverse effect on Bowater.

                                   SCHEDULE D

     "Capitalized Lease" shall mean any lease, the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted Canadian accounting principles.

     "Capitalized Rentals" shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Company or any Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries.

     "Company" means Avenor Inc.

     "Consolidated Shareholders' Equity" shall mean, as of any date as of which the amount thereof is to be determined, the amount of the stated capital accounts plus (or minus in the case of a deficit) the surplus and retained earnings of the Company and its Subsidiaries, all determined in accordance with generally accepted Canadian accounting principles, on a consolidated basis eliminating intercompany items.

     "Consolidated Total Capitalization" shall mean, as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt and (b) Consolidated Shareholders' Equity.

     "Current Debt" shall mean, as of the date of any determination thereof, all Indebtedness other than Funded Debt, including all payments that are required to be made on Funded Debt within one year from the date of any determination of Current Debt. "Consolidated" when used as a prefix to Current Debt shall mean the aggregate amount of all such Current Debt of the Company and its Subsidiaries on a consolidated basis eliminating intercompany items.

     "Debt Ratio" shall mean, as of the date of any determination thereof, the ratio between (a) the sum of (i) Consolidated Funded Debt and (ii) Consolidated Current Debt, and (b) the sum of (i) Consolidated Total Capitalization and (ii) Consolidated Current Debt.

     "Funded Debt" of any Person shall mean (a) all Indebtedness having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in Current Debt, (b) all Capitalized Rentals, and (c) all Guarantees of Funded Debt of others. "Consolidated" when used as a prefix to any Funded Debt shall mean the aggregate amount of all such Funded Debt of the Company and its Subsidiaries on a consolidated basis eliminating intercompany items.

     "Guarantees" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect, guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, which in accordance with generally accepted Canadian accounting principles shall be classified upon a balance sheet of such Person as a liability of such Person. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with generally accepted Canadian accounting principles shall be classified upon a balance sheet of such Person as liabilities for borrowed money of such Person. For the purpose of computing the "Indebtedness" of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

     "Person" shall mean an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative.

     "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rent under any so-called "percentage rents" shall be computed solely on the basis of minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the voting shares shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation.